Exhibit 10.15

ACCELSIUS HOLDINGS LLC
CLASS A SERIES 2 UNIT PURCHASE AGREEMENT

THIS CLASS A SERIES 2 UNIT PURCHASE AGREEMENT (this “Agreement”), is made as of July 19, 2022, by and among Accelsius Holdings LLC, a Delaware limited liability company (the “Company”), Innventus ESG Fund I, L. P (“Innventus”) and any other investors listed on Exhibit A attached to this Agreement (along with Innventus, each a “Purchaser” and together the “Purchasers”). Reference is made to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated June 1, 2022, and attached hereto as Exhibit B (the “LLC Agreement”). Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the LLC Agreement.

The parties hereby agree as follows:

1.

Purchase and Sale of Units and Membership Interests.

1.1

Sale and Issuance of Class A Series 2 Units. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Closing that number of Class A Series 2 Units (the “Class A-2”), set forth opposite such Purchaser’s name on Exhibit A, at a purchase price of $4,393 per unit.

1.2

The Class A-2 issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Offered Units.”

1.3

Closing; Delivery. The purchase and sale of the Offered Units shall take place remotely via the exchange of documents and signatures, at 1:00 p.m. Atlantic time on July 19, 2022, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

1.4

Delivery. The parties acknowledge and agree that the Offered Units are uncertificated or, at the election of the Company, represented only in electronic form. Promptly following the Closing, the Company shall issue any electronic certificates to the applicable Purchaser representing the Offered Units being purchased by such Purchaser at the Closing against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser, or by any combination of such methods. Further, prior to or at the Closing, the parties shall deliver to each other those items set forth in Section 4 and Section 5.

1.5

Defined Terms Used in this Agreement. In addition to the terms defined above or elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)

“Accelsius” means Accelsius LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company.

(b)

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(c)

“Code” means the Internal Revenue Code of 1986, as amended.

(d)

“Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company or Accelsius in the conduct of the Company’s or Accelsius’ business as now conducted and as presently proposed to be conducted.

(e)

“Key Employee” means Josh Claman.

(f)

“Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of the following individual: Josh Claman.

(g)

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company or Accelsius; provided, however, that none of the following shall constitute, or shall be considered in determining whether a such a material adverse effect has occurred: (i) the announcement or execution of this Agreement; (ii) changes in financial markets as a whole; (iii) changes in general economic conditions that affect the industries in which the Company (and its subsidiaries) conduct business, including related to the supply and price of goods used by the Company to conduct its business; or (iv) any change in applicable law, rule or regulation, or GAAP or interpretation thereof.

(h)

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(i)

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(j)

“Technical Employee” means each of the individuals who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property who, for clarity, is Josh Claman.

(k)

“Transaction Agreements” means this Agreement and the LLC Agreement.

2.

Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder. The following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and Sections contained in this Section 2; provided, however, that any information disclosed in the Disclosure Schedule under any section number shall be deemed to be disclosed and incorporated into any other section number under this Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6). the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1

Organization, Good Standing, Corporate Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2

Capitalization.

(a)

The capital of the Company consists, immediately prior to the Closing, of 94,848 authorized Class A Series 2 Units of the Company, none of which are issued and outstanding immediately prior to the Closing.

(b)

The capital of the Company consists, immediately prior to the Closing, of 7,000,000 authorized Class A Units of the Company (the “Class A Units”), 7,000,000 of which are issued and outstanding immediately prior to the Closing. All of the outstanding Class A Units have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws including exemptions from registration pursuant thereto.

(c)

Immediately prior to the Closing, the Company has authorized 3,000,000 Class C Units of the Company (“Class C Units”) for issuance to officers, directors, employees and consultants of the Company, 2,390,000 of which are issued and outstanding and all of which remain reserved for issuance pursuant to its Equity Incentive Plan duly adopted by the Board and approved by the Members (the “Plan”). All of the outstanding Class C Units have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws including exemptions from registration pursuant thereto.

(d)

Except for (i) the rights provided in Articles II and VII of the LLC Agreement, and (ii) the securities and rights described in Section 2.2(a), Section 2.2(b) and Section 2.2(c) of this Agreement, and other than as set forth in Section 2.2(d) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company of its equity securities or any securities convertible into or exchangeable for any of its equity securities. All of the Company’s outstanding equity securities, and all of the Company’s equity securities underlying outstanding options or other rights, are subject to (A) a right of first refusal in favor of the Member and the Company upon any proposed transfer (other than transfers for estate planning purposes); (B) co-sale rights upon any proposed transfer (other than transfers for estate planning purposes); and (C) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(e)

The Company has no obligation (contingent or otherwise) to purchase or redeem any of its equity securities.

(f)

The Company has obtained valid waivers of any rights by other parties to purchase any of the Offered Units to be sold pursuant to this Agreement.

2.3

Subsidiaries. Except for Accelsius, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4

Authorization. All action required to be taken by the Board and Members in order to authorize the Company to enter into the Transaction Agreements, and to issue the Offered Units at the Closing has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Offered Units has been taken. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5

Valid Issuance. The Offered Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and, as to any Purchaser, liens or encumbrances created by or imposed by such Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement, the Offered Units will be issued in compliance with all applicable federal and state securities laws.

2.6

Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except Elings pursuant to applicable federal and state securities laws, which have been made or will be made in a timely manner.

2.7

Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending, or to the Company’s knowledge, currently threatened (a) against the Company, Accelsius or any of their respective officers, directors or managers, (b) against any Key Holder arising out of their employment or board relationship with the Company or Accelsius, (c) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (d) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. None of the Company, Accelsius or, to the Company’s knowledge, any of their respective officers, managers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company or Accelsius). There is no action, suit, proceeding or investigation by the Company or Accelsius pending or which the Company or Accelsius intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s or Accelsius’ employees, their services provided in connection with the Company’s or Accelsius’ business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8

Intellectual Property.

(a)

The Company and Accelsius own or possess or believe they can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company or Accelsius violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Neither the Company nor Accelsius has received any communications alleging that the Company or Accelsius has violated, or by conducting its respective business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(b)

Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company nor Accelsius bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person, except as set forth in Section 2.8(b) of the Disclosure Schedule. Each of the Company and Accelsius has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with its respective business.

(c)

To the Company’s knowledge, it will not be necessary to use any inventions of any of its or Accelsius’ employees or consultants (or Persons either currently intends to hire) made prior to their employment by the Company or Accelsius, as applicable, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. Each employee and consultant of the Company or Accelsius has assigned to the Company or Accelsius, as applicable, all intellectual property rights he or she owns that are related to the Company’s or Accelsius’ business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company or Accelsius that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s or Accelsius’ business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company’s or Accelsius’ time or with the use of any of the Company’s or Accelsius’ equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Company or Accelsius.

(d)

Section 2.8(d) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company or Accelsius.

(e)

Neither the Company nor Accelsius has embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its respective products or services that are generally available or in development in any manner that would materially restrict the ability of the Company or Accelsius to protect their respective proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company Intellectual Property (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Intellectual Property; (iii) the creation of any obligation for the Company or Accelsius with respect to Company Intellectual Property owned by the Company or Accelsius, or the grant to any third party of any rights or immunities under Company Intellectual Property owned by the Company or Accelsius; or (iv) any other limitation, restriction or condition on the right of the Company or Accelsius with respect to its use or distribution of any Company Intellectual Property.

(f)

No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s or Accelsius’ respective rights in the Company Intellectual Property.

(g)

For purposes of this Section 2.8, each of the Company and Accelsius shall be deemed to have knowledge of a patent right if the Company or Accelsius has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.9

Compliance with Other Instruments. (a) Neither the Company nor Accelsius is in violation or default (i) of any provisions of its Certificate of Formation or limited liability company agreement, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company or Accelsius the violation of which would have a Material Adverse Effect; and (b) the execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or Accelsius or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company or Accelsius.

2.10

Agreements; Actions.

(a)

Except for the Transaction Agreements and as set forth in Section 2.10(a) to the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or Accelsius is a party or by which either is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or Accelsius in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company or Accelsius, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell the Company’s or Accelsius’ products to any other Person that limit the Company’s or Accelsius’ exclusive right to develop, manufacture, assemble, distribute, market or sell their respective products, or (iv) indemnification by the Company or Accelsius with respect to infringements of proprietary rights.

(b)

Except as set forth in Section 2.10(b) to the Disclosure Schedule, neither the Company nor Accelsius has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity securities, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $150,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)

For the purposes of (a) and (c) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company or Accelsius has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such Section.

(d)

Neither the Company nor Accelsius is a guarantor or indemnitor of any indebtedness of any other Person.

2.11

Certain Transactions.

(a)

Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board, and (iii) the purchase equity securities from the Company or Accelsius and the issuance of options to purchase the Company’s or Accelsius’ equity securities, in each instance, approved in the written minutes of the Board (previously provided to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company or Accelsius and any of their respective officers, directors, consultants, employees or the Key Employees, or any Affiliate thereof.

(b)

Other than as described in Section 2.11(b) of the Disclosure Schedule, neither the Company nor Accelsius is indebted, directly or indirectly, to any of its respective directors, managers, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s or Accelsius’ directors, managers, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or Accelsius or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s or Accelsius’ customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company or Accelsius is affiliated or with which the Company or Accelsius has a business relationship, or any firm or corporation which competes with the Company or Accelsius except that directors, officers, employees or Members of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or Accelsius; or (iii) financial interest in any material contract with the Company or Accelsius.

2.12

Voting Rights. To the Company’s knowledge, except as contemplated in the LLC Agreement, no Member has entered into any agreements with respect to the voting of equity securities of the Company or Accelsius.

2.13

Property. The property and assets that the Company and Accelsius own are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s or Accelsius’ ownership or use of such property or assets. With respect to the property and assets the Company or Accelsius’ lease, the Company and Accelsius are in compliance with such leases and hold a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. Neither the Company nor Accelsius owns any real property.

2.14

Changes. Since April 30, 2022, there has not been:

(a)

any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(b)

any waiver or compromise by the Company or Accelsius of a valuable right or of a material debt owed to it;

(c)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company or Accelsius, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(d)

any material change to a material contract or agreement by which the Company or Accelsius or any of their assets is bound or subject;

(e)

any material change in any compensation arrangement or agreement with any employee, officer, director or member of the Company or Accelsius;

(f)

any resignation or termination of employment of any officer or key employee of the Company or Accelsius;

(g)

any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or Accelsius, with respect to any of their respective material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s or Accelsius’ ownership or use of such property or assets;

(h)

any loans or guarantees made by the Company or Accelsius to or for the benefit of their respective employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(i)

any declaration, setting aside or payment or other distribution in respect of any of the Company’s or Accelsius’ equity securities, or any direct or indirect redemption, purchase, or other acquisition of any of such equity securities by the Company or Accelsius;

(j)

any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(k)

receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or Accelsius;

(l)

to the Company’s knowledge, any other event or condition of any character that would reasonably be expected to result in a Material Adverse Effect; or

(m)

any arrangement or commitment by the Company or Accelsius to do any of the things described in this Section 2.14.

2.15

Employee Matters.

(a)

To the Company’s knowledge, none of its or Accelsius’ employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would, to the Company’s knowledge, materially interfere with such employee’s ability to promote the interest of the Company or Accelsius or that would conflict with the Company’s or Accelsius’ business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s or Accelsius’ business by the employees of the Company or Accelsius, nor the conduct of the Company’s or Accelsius’ business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b)

Neither the Company nor Accelsius is delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company and Accelsius have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company and Accelsius have withheld and paid to the appropriate governmental entity or are holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and Accelsius and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c)

To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or Accelsius, as applicable, or is otherwise likely to become unavailable to continue as a Key Employee. The Company nor Accelsius, as applicable, has a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company or Accelsius is terminable at the will of the Company or Accelsius, respectively. Except as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Neither the Company nor Accelsius has any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d)

The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant of the Company or Accelsius that are inconsistent with the unit amounts and terms set forth in the minutes of meetings of the Board.

(e)

No Key Employee or Technical Employee has been terminated or resigned.

(f)

Section 2.15(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company or Accelsius, or which the Company or Accelsius participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company and Accelsius have made all required contributions and have no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title 1(B) of ERISA and has complied in all material respects with all applicable laws for any such employee benefit plan.

(g)

Neither the Company nor Accelsius is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or Accelsius. There are no strikes or other labor disputes involving the Company or Accelsius pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its or Accelsius’ employees.

2.16

Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company or Accelsius which have not been timely paid, other than those for which an extension has been filed. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company or Accelsius which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company and Accelsius have duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by them and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.17

Employee Agreements. Each current and former employee, consultant and officer of the Company and Accelsius have executed an agreement with the Company or Accelsius, respectively, regarding confidentiality and proprietary information substantially in the form or forms delivered to Innventus (the “Confidential Information Agreements”). No current or former Key Employee or Technical Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s or Technical Employee’s Confidential Information Agreement. Each current and former Key Employee and Technical Employee has executed a non-competition (if in a state where non-competition agreements are enforceable) and non-solicitation agreement substantially in the form or forms delivered to Innventus. To the Company’s knowledge, none of the Key Employees or Technical Employees is in violation of any agreement covered by this Section 2.17.

2.18

Permits. The Company and Accelsius have all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor Accelsius is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.19

Organizational Documents. The organizational documents of the Company and Accelsius are in the forms provided to the Purchasers. The copy of the minute books of the Company and Accelsius provided to the Purchasers contains minutes of all meetings of the Board and the members of the Company and Accelsius and all actions by written consent without a meeting by the Board and the members of the Company and Accelsius since the date of formation and accurately reflect in all material respects all actions by the Board (and any committee of the Board) and the members of the Company and Accelsius with respect to all transactions approved thereby.

2.20

Real Property Holding Corporation. Neither the Company nor Accelsius is now nor has ever been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder. The Company and Accelsius have filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

2.21

Environmental and Safety Laws. Except as would not reasonably be expected to have a Material Adverse Effect: (a) the Company and Accelsius are and have been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company or Accelsius; (c) there have been no Hazardous Substances generated by the Company or Accelsius that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company or Accelsius, except for the storage of hazardous waste in compliance with Environmental Laws. The Company and Accelsius have made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Section 2.21, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.22

Disclosure. The Company and Accelsius have made available to the Purchasers all the information reasonably available to the Company and Accelsius that such Purchaser has requested for deciding whether to acquire the Offered Units. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at a Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

2.23

Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law, and to ensure that all books and records of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. None of the Company, its subsidiaries or, to the Company’s knowledge, any of their officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law (collectively, “Enforcement Action”).

2.24

Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company and its subsidiaries are and have been, to the Company’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company’s and Accelsius’ privacy policies and the requirements of any contract or codes of conduct to which the Company or Accelsius is a party. The Company and Accelsius have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on their behalf from and against unauthorized access, use and/or disclosure. To the extent the Company or Accelsius maintains or transmits protected health information, as defined under 45 C.F.R. § 160.103, the Company and Accelsius are in compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder. The Company and Accelsius are and have been, to the Company’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

2.25

Export Control Laws. The Company and Accelsius have conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (a) the Company and Accelsius have obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company and Accelsius are in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the knowledge of the Company, threatened claims against the Company or Accelsius with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company’s or Accelsius’ exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s or Accelsius’ export transactions that would reasonably be expected to give rise to any material future claims.

3.

Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1

Authorization. Such Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which such Purchaser is a party, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2

Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Offered Units to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Offered Units. Such Purchaser has not been formed for the specific purpose of acquiring the Offered Units.

3.3

Disclosure of Information. Such Purchaser has had an opportunity to discuss the Company’s and Accelsius’ business, management, financial affairs and the terms and conditions of the offering of the Offered Units with the Company’s and Accelsius’ management and has had an opportunity to review the Company’s and Accelsius’ facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Purchaser to rely thereon.

3.4

Restricted Securities. Such Purchaser understands that the Offered Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Offered Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Offered Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Offered Units, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5

No Public Market. Such Purchaser understands that no public market now exists for the Offered Units, and that the Company has made no assurances that a public market will ever exist for the Offered Units.

3.6

Legends. Such Purchaser understands that the Offered Units and any securities issued in respect of or exchange for the Offered Units, may be notated with one or all of the following legends:

“THE UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)

Any legend set forth in, or required by, the other Transaction Agreements.

(b)

Any legend required by the securities laws of any state to the extent such laws are applicable to the Offered Units represented by the certificate, instrument, or book entry so legended.

3.7

Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8

Foreign Investors. If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Offered Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Offered Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Offered Units. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Offered Units will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

3.9

No General Solicitation. Neither such Purchaser, nor, to the extent such Purchaser is not a natural person, any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Offered Units.

3.10

Residence. If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on such Purchaser’s signature page to this Agreement. If such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its principal place of business is identified in the address or addresses of such Purchaser set forth on such Purchaser’s signature page to this Agreement.

4.

Conditions to Each Purchasers Obligations at Closing. The obligations of each Purchaser to purchase Offered Units at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions and deliverables, unless otherwise waived:

4.1

Representations and Warranties. The representations and warranties of the Company contained in Section 2 are true and correct in all respects as of the Closing.

4.2

Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing and shall have delivered the Transaction Agreements as of the Closing.

4.3

Compliance Certificate. An executive officer of the Company shall deliver to such Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4

Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Offered Units pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5

Officer’s Certificate. As of the Closing, an executive officer of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (i) the constitutional documents of the Company as in effect as of the Closing, (ii) resolutions of the Board approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the Voting Members approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

4.6

Proceedings and Documents. All proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the applicable Purchasers, and the Purchasers (or their counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.7

Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

5.

Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell the Offered Units to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions and deliverables, unless otherwise waived:

5.1

Representations and Warranties. The representations and warranties of the applicable Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2

Performance. Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have delivered the Transaction Agreements as of each the Closing.

5.3

Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Offered Units pursuant to this Agreement shall be obtained and effective as of the Closing.

6.

Miscellaneous

6.1

Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of such Purchaser or the Company.

6.2

Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3

Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4

Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6

Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page to this Agreement, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to 101 California Street, Suite 3600, San Francisco, California, 94111, Attention: Jay Gould, facsimile: (415) 291-6378, email: jay.gould@bakerbotts.com.

6.7

No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees, severally and not jointly, to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8

[Reserved]

6.9

Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10

Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (i) the holders of at least 50% of the then-outstanding Offered Units or (ii) for an amendment, termination or waiver effected prior to the Closing, Purchasers obligated to purchase greater than 50% of the Offered Units to be issued at the Closing. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Offered Units, each future holder of all such securities, and the Company.

6.11

Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12

Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13

Entire Agreement. This Agreement (including the Exhibits hereto), the LLC Agreement and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.14

Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.15

Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.16

WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION AGREEMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

6.17

No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Offered Units at the Closing as set forth herein and subject to the conditions set forth herein. There is no obligation by any Purchaser to provide any other funding.

[SIGNATURE PAGES FOLLOW]

 Exhibit 10.15

IN WITNESS WHEREOF, the parties have executed this Class A Series 2 Unit Purchase Agreement as of the date first written above.

COMPANY:

Accelsius Holdings LLC

By:	/s/Josh Claman
	Name:	Josh Claman
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO CLASS A SERIES 2 UNIT PURCHASE AGREEMENT

PURCHASER:

Innventus ESG Fund I, L.P.

By:	Innventure GP LLC,
its General Partner

By:	/s/ Lucas F. Harper
Name: Lucas F. Harper
Title: Chief Investment Officer
Address: 6900 Tavistock Lakes Blvd, Suite 400, Orlando, FL 32827 lharper@innventure.com [***]

EXHIBITS

Exhibit A -	SCHEDULE OF PURCHASERS

Exhibit B -	LLC AGREEMENT

Exhibit C -	DISCLOSURE SCHEDULE

EXHIBIT A

SCHEDULE OF PURCHASERS

EXHIBIT B

LLC AGREEMENT

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

ACCELSIUS HOLDINGS LLC

A DELAWARE LIMITED LIABILITY COMPANY

THE LIMITED LIABILITY COMPANY INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACTS OR LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF SUCH MEMBERSHIP INTERESTS IS RESTRICTED AS STATED IN THIS LIMITED LIABILITY COMPANY AGREEMENT, AND IN ANY EVENT IS PROHIBITED UNLESS THE LLC RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACTS AND LAWS. BY ACQUIRING MEMBERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, EACH MEMBER REPRESENTS THAT IT WILL NOT SELL OR OTHERWISE DISPOSE OF ITS MEMBERSHIP INTERESTS WITHOUT COMPLIANCE WITH THE PROVISIONS OF THIS LIMITED LIABILITY COMPANY AGREEMENT AND REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS ISSUED THEREUNDER.

TABLE OF CONTENTS
OF THE AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ACCELSIUS HOLDINGS LLC
A DELAWARE LIMITED LIABILITY COMPANY

ARTICLE I FORMATION		- 1 -
SECTION 1.1.	Formation; General Terms	- 1 -
SECTION 1.2	Name	- 2 -
SECTION 1.3.	Purposes	- 2 -
SECTION 1.4.	Registered Agent; Registered Office	- 2 -
SECTION 1.5.	Commencement and Term	- 2 -

ARTICLE II CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; PREFERRED CAPITAL; UNITS		- 2 -
SECTION 2.1.	Capital Contributions; Preferred Capital; Capital Accounts	- 2 -
SECTION 2.2.	Other Capital Contributions; Participation Rights	- 2 -
SECTION 2.3.	Liability of Members	- 3 -
SECTION 2.4.	Maintenance of Capital Accounts; Withdrawals; Interest	- 3 -
SECTION 2.5.	Classes of Members and Units	- 3 -
SECTION 2.6.	Voting Rights of Units	- 4 -

ARTICLE III DISTRIBUTIONS		- 4 -
SECTION 3.1.	Tax Distributions	- 4 -
SECTION 3.2.
Other Distributions. Except as otherwise set forth in Section 3.1, the Board may (but shall not be obligated to, unless otherwise required elsewhere in this Agreement) cause the Company to make distributions at such time, in such amounts and in such form (including in-kind property) as determined by the Board; provided that the Board shall determine the amount of the distribution that is attributable to each series (including the Accelsius-1 Series) and cause the Company to distribute the appropriate amount that is attributable to each series in the manner described below.
- 5 -
SECTION 3.2.	Other Distributions	- 5 -
(a)
first, among the Members, by class order, beginning with Class A, then Class B (if any), then Class C, and so on; and within each class, by series order beginning with series 1, then series 2, and so on, until each Member’s Unreturned Capital has been reduced to zero. For avoidance of doubt, for purposes of distribution preference under this Section 3.2(a), Accelsius-1 Series Units shall be treated as Class A, Series 1 Units such that distributions hereunder shall be made first to the Member(s) holding of Accelsius-1 Series stock before any distributions are made to the Member(s) holding other series of Class A Units, or other classes of Units; and
- 5 -
(b) second, to the Members in accordance with their Sharing Percentage with respect to that series.		- 5 -
SECTION 3.3.	Distribution Threshold	- 5 -
SECTION 3.4.	Withholding	- 5 -

ARTICLE IV ALLOCATIONS		- 6 -
SECTION 4.1.	Allocation of Profits and Losses	- 6 -
SECTION 4.2.	Code Section 704(c) Tax Allocations	- 8 -
SECTION 4.3.	Partnership for Tax Purposes	- 8 -
SECTION 4.4.	Miscellaneous	- 8 -

ARTICLE V MANAGEMENT		- 9 -
SECTION 5.1.	Management by the Board	- 9 -
SECTION 5.2.	Restrictions on Authority of the Board	- 11 -
SECTION 5.3	Limitation of Liability	- 13 -

ARTICLE VI MEMBER ACTION AND MEETINGS		- 14 -
SECTION 6.1.	Actual Meetings	- 14 -
SECTION 6.2.	Written Consent to Action in Lieu of Actual Meetings	- 15 -
SECTION 6.3.	Voting	- 15 -

ARTICLE VII TRANSFER OF INTERESTS		- 15 -
SECTION 7.1.	In General	- 15 -
SECTION 7.2.	Limited Exception For Transfers	- 15 -
SECTION 7.3.	Admission of Assignees as Members	- 17 -
SECTION 7.4.	Distributions and Allocations With Respect to Transferred Interests	- 17 -
SECTION 7.5.	Optional Purchase of Units; Co-Sale Right	- 18 -
SECTION 7.6.	Closing of Purchase of Interests; Payment of Purchase Price	- 20 -
SECTION 7.7.	Corporate Conversion	- 20 -
SECTION 7.8.	Limited Power of Attorney	- 21 -
SECTION 7.9.	Drag Along Rights	- 22 -

ARTICLE VIII CESSATION OF MEMBERSHIP		- 23 -
SECTION 8.1.	When Membership Ceases	- 23 -
SECTION 8.2.	Deceased, Incompetent or Dissolved Members	- 23 -
SECTION 8.3.	Consequences of Cessation of Membership	- 24 -

ARTICLE IX DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS		- 24 -
SECTION 9.1.	Dissolution Triggers	- 24 -
SECTION 9.2.	Winding Up	- 24 -
SECTION 9.3.	Liquidating Distributions	- 25 -

ARTICLE X BOOKS AND RECORDS		- 25 -
SECTION 10.1.	Books and Records	- 25 -
SECTION 10.2.	Taxable Year; Accounting Methods	- 26 -
SECTION 10.3.	Tax Information; Reports	- 26 -

ARTICLE XI COVENANTS OF THE MEMBERS		- 26 -
SECTION 11.1.	Non-Competition	- 26 -
SECTION 11.2.	Non-Solicitation of Employees	- 26 -
SECTION 11.3.	Non-Solicitation of Customers	- 26 -
SECTION 11.4.	Non-Disparagement	- 27 -
SECTION 11.5.	Enforcement	- 27 -
SECTION 11.6.	Further Acknowledgements	- 27 -

ARTICLE XII MISCELLANEOUS		- 28 -
SECTION 12.1.	Notices	- 28 -
SECTION 12.2.	Binding Effect	- 28 -
SECTION 12.3.	Construction	- 28 -

SECTION 12.4.	Entire Agreement; No Oral Agreements; Amendments to the Agreement	- 28 -
SECTION 12.5.	Headings	- 29 -
SECTION 12.6.	Severability	- 29 -
SECTION 12.7.	Additional Documents	- 29 -
SECTION 12.8.	Variation of Pronouns	- 29 -
SECTION 12.9.	Governing Law; Consent to Exclusive Jurisdiction; Dispute Resolution	- 29 -
SECTION 12.10.	Waiver of Action for Partition	- 29 -
SECTION 12.11.	Counterpart Execution; Facsimile Execution	- 29 -
SECTION 12.12.	Tax Matters Member	- 30 -
SECTION 12.13.	Time of the Essence	- 30 -
SECTION 12.14.	Exhibits	- 30 -

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
ACCELSIUS HOLDINGS LLC

A DELAWARE LIMITED LIABILITY COMPANY

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ACCELSIUS HOLDINGS LLC, a Delaware limited liability company (the “Company”), is made and entered into on and as of June 1, 2022 (the “Effective Date”), by and among INNVENTURE LLC, a Delaware limited liability company (“Innventure”), and the Persons whose names, addresses and taxpayer identification numbers are listed on the Information Exhibit attached hereto as Exhibit A from time to time pursuant to the terms of this Agreement. Unless otherwise indicated herein, capitalized words and phrases in this Agreement shall have the meanings set forth in the Glossary of Terms attached hereto as Exhibit B.

RECITALS:

WHEREAS, Innventure has heretofore formed the Company as a limited liability company on March 24, 2022 and has served as the Company’s sole member prior to the issuance of Class C Units;

WHEREAS, the Company previously executed a Limited Liability Company Agreement dated March 28, 2022 (the “Original Agreement”);

WHEREAS, the Board, Innventure, and the Company desire to revise the Original Agreement in its entirety to provide that Profits and Losses will be allocated separately with respect to each Accelsius Interest acquired by the Company.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

FORMATION

SECTION 1.1.

Formation; General Terms. The rights and obligations of the Members and the terms and conditions of the Company shall be governed by the Act and this Agreement, including all the Exhibits to this Agreement. The Board shall cause to be executed and filed on behalf of the Company all other instruments or documents, and shall do or cause to be done all such filing, recording, or other acts, including the filing of the Company’s annual report with the Delaware Secretary of State, as may be necessary or appropriate from time to time to comply with the requirements of law for the continuation and operation of a limited liability company in Delaware and in the other states and jurisdictions in which the Company shall transact business.

SECTION 1.2

Name. The name of the Company is “Accelsius Holdings LLC.” The name of the Company shall be the exclusive property of the Company, and no Member shall have any rights in the Company’s name or any derivation thereof, even if the name contains such Member’s own name or a derivation thereof. The Company’s name may be changed only by an amendment to the Certificate of Formation.

SECTION 1.3.

Purposes. The purposes of the Company shall be (i) to identify, acquire rights to and commercialize technologies, through its subsidiary Accelsius LLC, associated with a Passive two phase cooling solution (the “Business”), (ii) to pursue opportunities related to the Business, (iii) to own, hold, maintain, encumber, lease, sell, transfer or otherwise dispose of all property or assets or interests in property or assets as may be necessary, appropriate or convenient to accomplish the activities described in clauses (i) and (ii) above, (iv) to incur indebtedness or obligations in furtherance of the activities described in clauses (i), (ii) and (iii) above, (v) to engage in any lawful business, purpose or activity for which a limited liability company may be formed under the Act, as determined by the Board from time to time, and (vi) to conduct such other activities as may be necessary or incidental to the foregoing, all on the terms and conditions and subject to the limitations set forth in this Agreement. The Business of the Company can be conducted through any Group Entity.

SECTION 1.4.

Registered Agent; Registered Office. The Company’s registered agent and registered office are set forth in the Certificate of Formation and may be changed from time to time in accordance with the Act.

SECTION 1.5.

Commencement and Term. The Company commenced at the time and on the date appearing in the Certificate of Formation and shall continue perpetually unless earlier dissolved as set forth in Section 9.1 of this Agreement.

ARTICLE II

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; UNITS

SECTION 2.1.

Capital Contributions; Capital Accounts. Each Member’s Capital Account are set forth opposite such Member’s name on the Information Exhibit.

SECTION 2.2.

Other Capital Contributions; Participation Rights. With the approval of the Voting Members holding at least seventy percent (70%) of the Class A Units outstanding, the Board may from time to time authorize and cause the Company to issue additional Interests, secured or unsecured debt obligations of the Company, debt obligations of the Company convertible into Interests, options or warrants to purchase Interests, or any combination of the foregoing (collectively, “New Securities”) with such terms and conditions and in exchange for such cash or other property as it may determine; provided, however, no Member shall have any obligation to contribute additional capital to the Company. With respect to each issuance of New Securities by the Company, the Company shall designate a series. Each series of New Securities shall be allocated all of the Profits and Losses of the Company relating to the Accelsius Interest acquired by the Company with respect to that specific series (subject to the provisions of Section 4.1 providing for an allocation within each series to the Class C Units). New Securities shall include any subsequently issued equity in the Company or any securities issued in respect of converted debt.

SECTION 2.3.

Liability of Members. No Member shall be liable for any debts or losses of capital or profits of the Company or be required to guarantee the liabilities of the Company. Except as may be agreed in writing with any such Member, no Member shall be required to contribute or lend funds to the Company.

SECTION 2.4.

Maintenance of Capital Accounts; Withdrawals; Interest. With respect to each series (including the Accelsius-1 Series and each series of New Securities issued), separate capital accounts shall be maintained. Members holding Class C Units shall have one Capital Account with respect to each series (including the Accelsius-1 Series and each series of New Securities issued). Capital Accounts shall be maintained in accordance with the requirements of Section 704(b) of the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations thereunder. No Member shall be entitled to withdraw or receive any part of its Capital Account or any distribution with respect to its Interest except as provided in this Agreement. No Member shall be entitled to receive any interest on his Capital Contributions or Capital Account except as provided in this Agreement. Each Member shall look solely to the assets of the Company for the return of its Capital Contributions and distributions with respect to its Interest and, except as otherwise provided in this Agreement, shall have no right or power to demand or receive any property or cash from the Company. No Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations, except as provided in this Agreement.

SECTION 2.5.

Membership Interests; Classes and Series of Units. Each Member shall hold an Interest. Each Member’s Interest shall be denominated in Units, and the relative rights, privileges, preferences and obligations with respect to the Member’s Interest shall be determined under this Agreement and the Act based upon the number and the class of Units held by the Member with respect to the Member’s Interest. From time to time the Board may cause to be issued new classes of Units, new series of Units, or both, pursuant to Section 5.1(a)(iv) hereof. As of the Effective Date there are two classes of Units: “Class A Units” and “Class C Units”. Units shall have all the rights, privileges, preferences, and obligations as are specifically provided for in this Agreement for Units, and as may otherwise be generally applicable to all classes of Units, unless such application is specifically limited to one or more other classes of Units. Units may be designated by one or more series within a class for the purposes of maintaining traceability of Unit purchase date. All Units shall be uncertificated unless determined by the Board. As of the date of this Agreement, 7,000,000 Class A Units are outstanding and 2,390,000 Class C Units are outstanding.

(a)

Class A Units. The Company is hereby authorized to issue Class A Units constituting up to 7,000,000 Class A Units. As of the Effective Date, all 7,000,000 Class A Units are issued and outstanding and held by Innventure as set forth on the Information Exhibit. Each Class A Unit Member shall be entitled to all voting rights of the Voting Members and shall have one vote per each Class A Unit upon each matter submitted to a vote of the Members. The Class A Units will be allocated all of the Profits and Losses of the Company relating to the Accelsius Interest (subject to the provisions of Section 4.1 providing for an allocation to the Class C Units).

(b)

Class C Units. The Company is hereby authorized to issue Class C Units constituting up to 3,000,000 total Class C Units, of which 610,000 Class C Units remain reserved in connection with the Company’s equity incentive plan for issuance to affiliates of Innventure and current and future employees, consultants and managers of the Company in connection with services provided to or for the benefit of the Company. Class C Units and any other Units issued for services shall be Profits Interests issued in exchange for services. Each Class C Unit shall be issued pursuant to a Profits Interest Award Agreement, which shall set forth such additional terms and conditions concerning the Class C Unit, including the vesting and forfeiture terms for such Class C Unit, as shall be determined by the Voting Members as of the time of the award. All Class C Units, whether vested or unvested, shall share in the allocation of Profits and Losses and items of income, gain, loss and deduction with respect to each series as provided in Article 4 and distributions as provided in Article 3 unless and until such Class C Units are forfeited but, irrespective of whether or not such Class C Units are vested, shall be subject to the other limitations set forth herein including, without limitation, Section 2.6 below.

SECTION 2.6.

Voting Rights of Units. Each holder of Class A Units (each a “Voting Member”) shall be entitled to cast one vote per Class A Unit held by such Member. Except as otherwise required by law, the holders of Class C Units shall not have any voting rights in respect of such Class C Units.

ARTICLE III

DISTRIBUTIONS

SECTION 3.1.

Tax Distributions. If the Board expects that the Company will have Adjusted Taxable Operating Income as of the end of any Tax Estimation Period, then the Board will (to the extent that funds are legally available therefor) cause the Company to make distributions to each Member on or before the 15th day after the end of the each Tax Estimation Period of an amount of cash (to the extent there is cash available for distribution therefor) as is equal to the Board’s estimate of the increase in Adjusted Taxable Operating Income allocable to each such Member during such Tax Estimation Period pursuant to Section 4.1 below, multiplied by the Combined Effective Marginal Tax Rate. Additionally, in the event that the Board determines the aggregate amount of distributions made to the Members under this Section 3.1 in respect of a calendar year is less than the product of (i) the aggregate Adjusted Taxable Income allocated to the Members in respect of all Tax Estimation Periods during that calendar year multiplied by (ii) the Combined Effective Marginal Tax Rate for the last Tax Estimation Period during that calendar year, then the Board may cause the Company (to the extent there is cash available for distribution therefor) to distribute to the Members cash in an amount equal to such shortfall within sixty (60) days after the end of that calendar year; provided, if the amount that was so distributed for that calendar year is greater than that product, the excess shall be carried forward and treated as an advance against (and reduce correspondingly) the next amounts otherwise distributable under this Section 3.1 for future Tax Estimation Periods.

SECTION 3.2.

Other Distributions. Except as otherwise set forth in Section 3.1, the Board may (but shall not be obligated to, unless otherwise required elsewhere in this Agreement) cause the Company to make distributions at such time, in such amounts and in such form (including in-kind property) as determined by the Board; provided that the Board shall determine the amount of the distribution that is attributable to each series (including the Accelsius-1 Series) and cause the Company to distribute the appropriate amount that is attributable to each series in the manner described below.

(a)	first, among the Members, by class order, beginning with Class A, then Class B (if any), then Class C, and so on; and within each class, by series order beginning with series 1, then series 2, and so on, until each Member’s Unreturned Capital has been reduced to zero. For avoidance of doubt, for purposes of distribution preference under this Section 3.2(a), Accelsius-1 Series Units shall be treated as Class A, Series 1 Units such that distributions hereunder shall be made first to the Member(s) holding of Accelsius-1 Series stock before any distributions are made to the Member(s) holding other series of Class A Units, or other classes of Units; and

(b)	second, to the Members in accordance with their Sharing Percentage with respect to that series.

SECTION 3.3.

Distribution Threshold. Upon the issuance of any Class C Units or any other Units that the Company issued as “profits interests” for U.S. federal income tax purposes (a “Distribution Threshold Unit”), the Board shall specify the Distribution Threshold, if any, applicable to such Units and enter it into the Company’s records. The “Distribution Threshold” for any such Unit shall be equal to the amount determined by the Board in its discretion to be necessary to cause such Unit to constitute a “profits interest” for U.S. federal income tax purposes. Notwithstanding any provision of this Agreement to the contrary, in no event will the Company make any distributions under Section 3.2 in respect of a Distribution Threshold Unit unless and until the Company has already made aggregate distributions under Section 3.2 on each other Unit that is not a Distribution Threshold Unit equal to the Distribution Threshold of such Distribution Threshold Unit, taking into account only distributions thereunder since the date of issuance of such Distribution Threshold Unit, and thereafter such Distribution Threshold Unit shall be entitled only to its Sharing Percentage of excess distributions over and above its Distribution Threshold.

SECTION 3.4.

Withholding. In the event any federal, foreign, state or local jurisdiction requires the Company to withhold taxes or other amounts (or to file a return and pay taxes) with respect to any Member’s allocable share of Profits, taxable income or any portion thereof, or with respect to distributions, the Company shall withhold from distributions or other amounts then due to such Member an amount necessary to satisfy such responsibility and shall pay any amounts withheld to the appropriate taxing authorities. In such a case, for purposes of this Agreement the Member for whom the Company has paid the withholding or other tax shall be deemed to have received the withheld distribution or other amount due and to have paid the withholding or other tax directly and such Member’s share of cash distributions or other amounts due shall be reduced by a corresponding amount. If it is anticipated that at the due date of the Company’s withholding obligation the Member’s share of cash distributions or other amounts due is less than the amount of the withholding or other tax obligation for the Member, the Member with respect to which the withholding or other tax obligation applies shall pay to the Company the amount of such shortfall within thirty (30) days after notice by the Company. In the event a Member fails to make the required payment when due hereunder, and the Company nevertheless pays the withholding or other tax obligation, in addition to the Company’s remedies for breach of this Agreement, the amount paid shall be deemed a recourse loan from the Company to such Member bearing interest at the Default Rate, and the Company shall apply all distributions or payments that would otherwise be made to such Member toward payment of the loan and interest, which payments or distributions shall be applied first to interest and then to principal until the loan is repaid in full.

ARTICLE IV

ALLOCATIONS

SECTION 4.1.

Allocation of Profits and Losses. Except as provided in the Regulatory Allocations Exhibit, for each Fiscal Year (or portion thereof), except as otherwise provided in this Agreement, Profits and Losses (and, to the extent necessary, individual items of income, gain, loss or deduction) of the Company shall be allocated among the Members in a manner such that, after giving effect to the Regulatory Allocations Exhibit, the Profits and Loses of the Company for each year shall be allocated among the Member’s Capital Accounts, pro rata, as follows:

(a)	The Accelsius-1 Series Allocated Profits shall be allocated to the Members holding Class A Units and Class C Units as follows:

i.	First, 100 percent to the Members holding Class A Units pro rata in proportion to their respective portions of their Class A Units, in an amount equal to:

1.	The cumulative Acclesius-1 Series Allocated Losses with respect to the Accelsius-1 Series allocated pursuant to Section 4.1(b) for all prior Fiscal Years; minus

2.	The cumulative Accelsius-1 Series Allocated Profits of such series allocated to the Members holding Class A Units pursuant to this Section 4.1(a)(i) for all prior Fiscal Years; and

ii.	Second, the remainder, if any, will be allocated to the Members holding Class A Units and Class C Units as follows:

1.	the Accelsius-1 Series Allocated Profits multiplied by the Class C Participation shall be allocated to the Members holding Class C Units pro rata in proportion to the aggregate Class C Units; and then

2.	the remainder shall be allocated to the Class A Units pro rata in proportion to their respective portions of their aggregate Class A Units.

(b)	The Accelsius-1 Series Allocated Net Losses shall be allocated to the Members holding Class A Units and Class C Units as follows:

i.	First, the Accelsius-1 Allocated Losses multiplied by the Class C Participation shall be allocated to the Members holding Class C Units pro rata in proportion to the aggregate Class C Units to the extent of any prior Accelsius-1 Series Allocated Net Profits allocated pursuant to Section 4.1(a)(ii)(2); and then

ii.	Second, the remainder shall be allocated to the Class A Units pro rata in proportion to their respective portions of their Class A Units.

(c)	With respect to each series of New Securities, the New Securities Allocated Profits shall be allocated to the Members holding New Securities of such series and Class C Units as follows:

i.	First, 100 percent to the Members holding New Securities pro rata in proportion to their respective portions of their New Securities of such series, in an amount equal to:

1.	the cumulative New Securities Allocated Losses with respect to such series allocated pursuant to Section 4.1(d) for all prior Fiscal Years; minus

2.	the cumulative New Securities Allocated Profits of such series allocated to the Members holding New Securities pursuant to this Section 4.1(c)(i) for all prior Fiscal Years; and

ii.	Second, the remainder, if any, will be allocated to the Members holding New Securities and Class C Units as follows:

1.	the New Securities Allocated Profits of such series multiplied by the Class C Participation shall be allocated to the Members holding Class C Units pro rata in proportion to their aggregate Class C Units; and then

2.	The remainder shall be allocated to the New Securities of such series pro rata in proportion to their respective portions of their New Securities in such series.

(d)	The New Securities Series Allocated New Losses shall be allocated to the Members holding New Securities of such series and Class C Units as follows:

i.	First, the New Securities Allocated Losses of such series multiplied by the Class C Participation shall be allocated to the Members holding Class C Units pro rata in proportion to the aggregate Class C Units, to the extent of any prior New Securities Allocated Net Profits pursuant to Section 4.1(c)(ii)(2); and then

ii.	Second, the remainder shall be allocated to the New Securities of such series pro rata in proportion to their respective portions of their Interests in the New Securities of such series.

For the avoidance of doubt, the Capital Account balance of each Member, immediately after making such allocations, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 9.3 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their book value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the book value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 9.3, to the Members immediately after making such allocations, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

SECTION 4.2.

Code Section 704(c) Tax Allocations. Income, gain, loss, and deduction with respect to any Section 704(c) Property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Agreed Value pursuant to any allowable method under Code § 704(c) and the Treasury Regulations promulgated thereunder. Any elections or decisions relating to allocations under this Section 4.3 shall be determined by the Board. Allocations pursuant to this Section 4.3 are solely for purposes of federal, state, and local taxes and shall not be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement; provided, further, any allocation under Treasury Regulation Section 1.704-3 with respect to Section 704(c) Property shall be disregarded in determining the Adjusted Taxable Income allocated to the Members for purposes of computing distributions pursuant to Section 3.1.

SECTION 4.3.

Partnership for Tax Purposes. The Members intend that the Company shall be treated as a partnership for federal and, to the extent permissible, state and local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. In the event that the Board determines, with the consent of the holders of a majority of Class A Units, that the Company should elect to be treated as a corporation for federal income tax purposes (including, if applicable, on a retroactive basis) pursuant to Treasury Regulation Section 301.7701-3 (or any successor regulation or provision) or, to the extent permissible, state or local income tax purposes, each Member and former Member shall cooperate with the Company to make such election (including, if applicable, on a retroactive basis), including by executing and delivering any forms or documents required in connection therewith. In the event that the Company is treated as a corporation for federal income tax purposes or, to the extent permissible, state or local income tax purposes, any provisions of this Agreement inconsistent with such treatment shall be disregarded.

SECTION 4.4.

Miscellaneous.

(a)

Allocations Attributable to Particular Periods. For purposes of determining Profits, Losses or any other items allocable to any period, such items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code § 706 and the Treasury Regulations thereunder.

(b)

Other Items. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Profits or Losses, as the case may be, for the year.

(c)

Tax Consequences; Consistent Reporting. The Members are aware of the income tax consequences of the allocations made by this Article and by the Regulatory Allocations and hereby agree to be bound by those allocations as reflected on the information returns of the Company in reporting their shares of Company income and loss for income tax purposes. Each Member agrees to report his distributive share of Company items of income, gain, loss, deduction and credit on his separate return in a manner consistent with the reporting of such items to it by the Company. Any Member failing to report consistently shall notify the Internal Revenue Service of the inconsistency as required by law and shall reimburse the Company for any legal and accounting fees incurred by the Company in connection with any examination of the Company by federal or state taxing authorities with respect to the year for which the Member failed to report consistently.

(d)

Forfeiture Allocations. If any unvested Class C Unit is forfeited, the Company shall make forfeiture allocations with respect to such Unit in accordance with Proposed Regulation §1.704-1(b)(4)(xii) or such other official guidance as shall be applicable.

ARTICLE V

MANAGEMENT

SECTION 5.1.

Management by the Board.

(a)

General Authority of the Board; Size and Composition.

(i)

The Board shall have complete authority and exclusive control over the management of the business and affairs of the Company, which authority may be delegated in part as provided in Section 5.1(b). Unless this Agreement or the Act expressly requires the approval of one or more Members, the Board may take any action without the approval of any Member. The Board shall have all the rights and powers which may be possessed by a group of managers under the Act and this Agreement and all additional rights and powers as are otherwise conferred by law or which are necessary, proper, advisable or convenient to the discharge of its duties and obligations under this Agreement.

(ii)

The Class A Members, by vote of the holders of a majority of Class A Units shall be entitled to designate and remove all managers (each, a Director”). The number of Directors shall be up to five (5). As of the Effective Date there are four Directors: Gregory W. Haskell, William Grieco, Colin Scott, and Josh Claman.

(iii)

Each Director shall be entitled to one vote on all matters which come before the Board. No Member, nor any Affiliate of any Member, shall have any liability as a result of designating a person for election as a Director for any act or omission by such designated person in his or her capacity as a Director, nor shall any Member have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

(iv)

The Board shall have the authority to issue New Securities, to designate new classes of Units, and to designate new series of Units, provided that such issuance or designation is approved pursuant to 5.2(b)(i).

(b)

Delegation of Authority to Officers. To the extent that the Board determines that it is reasonably necessary for the orderly and timely administration of the business and affairs of the Company, it may from time to time delegate a portion of its power and authority to one or more Persons who may, but need not, be Members by written resolution of the Board, which resolution shall specify the nature, extent and duration of the Board’s delegation and identify the Person or Persons, by name or by title or by position to whom such power and authority is delegated. The Board shall also have the authority to determine the titles of Persons who perform services for the Company and to require the use of such titles when such Persons identify themselves to others as associated with the Company, which titles may include president, chairman, chief executive officer, director, manager, vice president, treasurer or such other titles as the Board may determine, and to remove any such Person at any time for any reason.

(c)

Special Meetings. Special meetings of the Board may be held at any time or place whenever called by the Chief Executive Officer of the Company, or by written request of any two Directors, notice thereof being given to each Director by the Secretary of the Company or other Person calling the meeting. Notwithstanding the foregoing, meetings may be held at any time without formal notice provided all of the Directors are present or those not present shall at any time waive or have waived notice thereof. The Company shall use its best efforts to hold a Board meeting no less frequently than each calendar quarter.

(d)

Notice. Except as otherwise specifically provided herein, notice of any special meetings shall be given at least two (2) days previous thereto by written notice delivered personally, by facsimile transmission, by electronic mail or by mail. If given by mail, such notice shall be deemed to be delivered three (3) days after being delivered to the postal service.

(e)

Meetings by any Form of Communication. The Board shall have the power to permit any and all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

(f)

Quorum. A majority of the Directors then serving shall constitute a quorum for the transaction of business by the Board, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting of Directors, a majority of the Directors present thereat shall decide any question brought before such meeting, except as otherwise provided by law or by this Agreement. The fact that a Director has an interest in a matter to be voted on by the meeting shall not prevent the votes of such Director from being counted for purposes of a quorum.

(g)

Action by Written Consent of Directors. Any action required to be taken at a meeting of the Board, or any other action which may be taken at a meeting of the Board, may be taken without a meeting if a majority of the Directors consent to taking such action without a meeting. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, and shall be filed with the Company records reflecting the action taken.

(h)

Board Observation Rights. The Board may, by written agreement and on the terms and conditions set forth therein, permit one or more Persons to have the right to appoint a representative who shall: (a) receive written notice of all meetings (both regular and special) of the Board and each committee of the Board (such notice to be delivered or mailed at the same time as notice is given to the members of the Board and/or committee); (b) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; (c) receive all notices, information and reports which are furnished to the members of the Board and/or committee; (d) be entitled to participate in all discussions conducted at such meetings and (e) receive as soon as available (but in any event prior to the next succeeding board meeting) copies of the minutes of all such meetings. If any action is proposed to be taken by the Board and/or committee by written consent in lieu of a meeting, the Company will use reasonable efforts to give written notice thereof to such representatives. The Company will furnish such representatives with a copy of each such written consent within a reasonable amount of time after it has been signed by its last signatory. Such representatives shall not constitute Directors or members of the Board and/or committee and shall not be entitled to vote on any matters presented at meetings of the Board and/or committee or to consent to any matter as to which the consent of the Board and/or committee shall have been requested. Notwithstanding anything to the contrary in this Section 5.1(h), any such representative must first agree in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all Company information to be so provided and the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Board determines, in its sole discretion, that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

(i)

Annual Operating Budget. At least thirty (30) days prior to the beginning of each annual period of each Fiscal Year, the Chief Executive Officer shall prepare and submit to the Board for its approval an annual operating budget for the Company prepared on a monthly basis for such annual period, out-of-pocket expenses payable to third parties with respect to the operations of the Company, and out-of- pocket expenses incurred in connection with the investigation and negotiation of potential investment opportunities.

SECTION 5.2.

Restrictions on Authority of Board.

(a)

Unanimous Member Consent Required. Without the consent, vote or approval of all the Members, no Person shall have the authority to:

(i)       possess any property or assign, transfer, or pledge the rights of the Company in assets of the Company, for other than a Company purpose;

(ii)

employ, or permit to be employed, the funds, assets, employees or other resources of the Company in any manner except for the benefit of the Company; or

(iii)

commingle the Company’s funds with his own or with the funds of any other Person or entity.

(b)

Approval of Supermajority of Voting Members Required. The approval (at a meeting or given by written consent) of the Voting Members holding at least seventy percent (70%) of the Voting Units outstanding shall be required to:

(i)

issue any New Securities, to designate new classes of Units, and to designate new series of Units;

(ii)

alter, change or modify the rights, preferences, or privileges of any Units so as to adversely affect the rights of the holders thereof;

(iii)

engage in any transaction with any Member (or Affiliate of a Member) unless such transaction is approved by the majority of the disinterested Directors or expressly contemplated by this Agreement;

(iv)

redeem, repurchase or otherwise acquire any interest, except as expressly permitted by this Agreement or the terms of an equity incentive plan or grant, any employment agreements or consulting agreements;

(v)

amend this Agreement or the Certificate of Formation;

(vi)

grant a security interest in any material portion of the Company’s assets or intellectual property;

(vii)

cause the Company to undertake a Corporate Conversion pursuant to Section 7.7 hereof;

(viii)

cause the Company to merge, consolidate, or otherwise combine with or into any other Person, or convert into another type of entity, or cause any Person to merge, consolidate or combine with or into the Company, except for the merger, consolidation or combination of any Person, all of the equity interests of which are owned by the Company;

(ix)

cause the Company to be dissolved or liquidated;

(x)

cause the Company to engage in a Change of Control Transaction;

(xi)

engage in any material change from the Business contemplated to be conducted by the Company;

(xii)

consent to an Event of Bankruptcy with respect to the Company;

(xiii)

sell, transfer, encumber or enter into an exclusive license in respect of the Company’s material intellectual property;

(xiv)

acquire by any form of transaction all or substantially all of the business or assets of any third party to the extent the value of any such transaction exceeds $100,000;

(xv)

spend, in any fiscal year, an amount in excess of 110% of the budget for such fiscal year approved by the Board (which approval must include at least one of the Investor Directors);

(xvi)

pay separation or termination benefits to any employee of the Company in excess of 4 weeks of base salary;

(xvii)

incur any indebtedness in excess of $250,000, except as set forth in a business plan approved by the Board or the refinancing of previously approved indebtedness; or

(xviii)

enter into any commitment or obligation with respect to any of the foregoing.

SECTION 5.3.

Limitation of Liability.

(a)

Notwithstanding any provision of this Agreement, common law or the Act, no Director, Officer or Member (including the Tax Matters Member) (the “Covered Persons”) shall be liable to the Members or to the Company for any loss suffered which arises out of an act or omission of such Covered Person, if, in good faith, it was determined by such Persons that such act or omission was in the best interests of the Company and such act or omission did not constitute willful misconduct, gross negligence or fraud. The Covered Persons shall be indemnified by the Company against any and all claims, demands and losses whatsoever if: (i) the indemnitee conducted himself in good faith; and (ii) reasonably believed (x) in the case of conduct in its official capacity with the Company, that its conduct was in the Company’s best interests and (y) in all other cases, that its conduct was at least not opposed to the Company’s best interests; and (iii) in the case of any criminal proceeding, such Person had no reasonable cause to believe its conduct was unlawful. The payment of any amounts for indemnification shall be made before any distributions are made by the Company. No Member shall have any obligation to provide funds for any indemnification obligation hereunder. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Company to indemnify any other Person for any such expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in its official capacity and as to action in another capacity while holding such office. In the event the Company has applicable insurance coverage, the scope of the indemnity shall not be less than the scope of such coverage subject to the limitations, exclusions, deductibility and similar restrictions set forth in the policy to the extent of the policy limits.

(b)

Notwithstanding the foregoing, the Company shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the name of the Company to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Company, unless and only to the extent that, a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)

The rights to indemnification and advancement of expenses set forth in this Section 5.3 are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Company and the Person being indemnified, its heirs, executors and administrators, and, with respect to this Section 5.3 are mandatory, notwithstanding a Person’s failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Section 5.3 are nonexclusive of other similar rights which may be granted by law, the Company’s Certificate of Formation, a resolution of the Board or the Members or an agreement with the Company, which means of indemnification and advancement of expenses are hereby specifically authorized.

(d)

Any amendment or modification of the provisions of this Section 5.3, either directly or by the adoption of an inconsistent provision, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of Persons subject to indemnification under this Section 5.3 which occur subsequent to the effective date of such amendment.

ARTICLE VI

MEMBER ACTION AND MEETINGS

SECTION 6.1.

Actual Meetings.

(a)

Meetings of the Voting Members may be called by any Voting Member or group of Voting Members who hold at least 20% of the Voting Units, by notice to the other Voting Members setting forth the date and time of the meeting and the matters proposed to be acted upon at the meeting. Such meetings shall be held at such place in Orlando, Florida, as may be designated by the Voting Members giving notice. Notice of any meeting shall be given pursuant to Section 12.1 below to all Voting Members not fewer than two (2) business days nor more than thirty (30) calendar days prior to the meeting. Notice of any meeting of the Voting Members shall be deemed to have been waived by attendance at the meeting, unless the Voting Member attends the meeting solely for the purpose of objecting to notice and so objects at the beginning of the meeting. Voting Members may attend and vote in person or by proxy at such meeting, and the Company shall make reasonable arrangements to permit Voting Members to attend and vote at meetings by telephone. Any vote or consent of the Voting Members may be given at a meeting of the Voting Members or may be given in accordance with the procedure prescribed in Section 6.2 for written consent to action in lieu of actual meetings. The presence in person of Voting Members sufficient to take the proposed action as set forth in this Agreement shall constitute a quorum at all meetings of the Voting Members.

(b)

Meetings of the Voting Members may be held via conference call with no physical location designated as the place of the meeting, provided that all Persons on the conference call can hear and speak to one another and notice of the conference call is given or waived as required by this Section 6.1. The Board shall be responsible for arranging the conference call and shall specify in the notice of the conference call meeting the method by which the Voting Members can participate in the conference call.

SECTION 6.2.

Written Consent to Action in Lieu of Actual Meetings. Any action that is permitted or required to be taken by Voting Members may be taken or ratified by written consent setting forth the specific action to be taken and signed by that number of Voting Members required in order to take the specified action.

SECTION 6.3.

Voting. On any matter on which a vote of the Voting Members is called for (whether pursuant to this Agreement, the Act or otherwise), the holder of each Class A Unit shall be entitled to one (1) vote, and all Voting Units shall vote together as a single class (unless otherwise provided by this Agreement).

ARTICLE VII

TRANSFER OF INTERESTS

SECTION 7.1.

In General. Except as otherwise set forth Section 2.6(b) and in this Article, a Member may not Transfer, directly or indirectly, all or any portion of its Interest. Any Transfer which does not comply with the provisions of this Article shall be void.

SECTION 7.2.

Limited Exception For Transfers. (a) For a period of three (3) years from the Effective Date, no Member may Transfer its Class A Units or Class C Units, except to a Permitted Transferee, unless the proposed Transfer is approved by the Board. A Member may Transfer its Class A Units or Class C Units if (x) such Transfer is permitted or approved in accordance with the first sentence of this Section 7.2(a) and (y) each of the following conditions is satisfied:

(i)	Prior Notice. At least ten (10) days prior to any proposed Transfer of Interest otherwise permitted pursuant to this Section 7.2(a), the Member proposing to Transfer all or a portion of such Member’s Interest delivers a Transfer Notice.

(ii)	Assignment Documents. Such Member and its transferee execute, acknowledge, and deliver to the Company such instruments of transfer and assignment with respect to such transaction as are in form and substance reasonably satisfactory to the Company, including, without limitation, the written agreement of the transferee to assume and be bound by all of the obligations of the transferor under this Agreement, including the limited power of attorney provisions in Section 7.8 below.

(iii)	Securities Law Compliance. Either (x) the Interest is registered under the Securities Act and the rules and regulations thereunder, and any applicable state securities laws; or (y) the Company and its counsel determine that the sale, assignment or transfer qualifies for an exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Company has no obligation or intention to register Interests for resale under any federal or state securities laws or to take any action which would make available any exemption from the registration requirements of such laws.

(iv)	Transfer Notification. Such Member provides the Company with the notification required by Code § 6050K(c)(1).

(v)	Transfer Fee. Such Member pays the Company a transfer fee that is sufficient to pay all reasonable expenses of the Company in connection with such transaction.

(vi)	Rights of First Refusal. If the proposed Transfer is an Optional Purchase Event, the Member shall have complied with the provisions contained in this Article and no Person shall have acquired the Interest pursuant to the rights granted herein to purchase such Interest; provided, the holders of a majority of the outstanding Class A Units outstanding, voting as a separate class, may waive the satisfaction of the condition set forth in this subsection (vi) and/or declare that a particular Transfer shall not be deemed to be an Optional Purchase Event.

(vii)	Opinion of Counsel. The Company shall have received an opinion of counsel satisfactory to it (or waived such requirement) that the effect of such Transfer would not:

(A)

result in the termination of the Company’s tax year under Section 708(b)(1)(B) of the Code;

(B)

result in violation of the Securities Act or any comparable state law;

(C)

result in a termination of the Company’s status as a partnership for tax purposes;

(D)

result in a violation of any law, rule, or regulation by the Company or any Member; or

(E)

cause the Company to be deemed to be a “publicly traded partnership” as such term is defined in Section 7704(b) of the Code.

Any attempted sale, assignment or Transfer with respect to which any of the above conditions have not been satisfied shall be null and void, and the Company shall not recognize the attempted purchaser, assignee, or transferee for any purpose whatsoever, and the Member attempting such sale, transfer or assignment shall have breached this Agreement for which the Company and the other Members shall have all remedies available for breach of contract.

SECTION 7.3.

Admission of Assignees as Members. A transferee of a Member’s Interest pursuant to this Article VII shall become a substituted Member only with the consent of the Board. No Person taking or acquiring, by whatever means, the Interest of any Member in the Company shall be admitted as a Member unless such Person:

(a)

Elects to become a Member by executing and delivering such Person’s written acceptance and adoption of the provisions of this Agreement;

(b)

Executes, acknowledges, and delivers to the Company such other instruments as the Company may deem necessary or advisable to effect the admission of such Person as a Member, and

(c)

Pays a transfer fee to the Company in an amount sufficient to cover all reasonable expenses of the Company connected with the admission of such Person as a Member.

The Board shall amend the Information Exhibit from time to time to reflect the admission of Members pursuant to this Section 7.3. A transferee of an Interest that fails to be admitted as a Member as a result of its noncompliance with the requirements of this Section 7.3 shall be an assignee with those rights and obligations as set forth in the last sentence of Section 8.3. No assignment by a Member of its interest in the Company shall release the assignor from its liability to the Company pursuant to Section 2.1; provided that if the assignee becomes a Member as provided in this Section 7.3, the assignor shall thereupon so be released (in the case of a partial assignment, to the extent of such assignment). Notwithstanding the foregoing, a Member will not be required to comply with this Section 7.3 in connection with any proposed Drag-Along Transaction.

SECTION 7.4.

Distributions and Allocations With Respect to Transferred Interests. If any Interest is sold, assigned, or Transferred during any Fiscal Year in compliance with the provisions of this Article, then (i) Profits, Losses, and all other items attributable to the Interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during such Fiscal Year in accordance with Code § 706(d), using any convention(s) permitted by the Code and selected by the Board; (ii) all distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee; and (iii) the transferee shall succeed to and assume the Capital Account, Units and other similar items of the transferor to the extent related to the transferred Interest. Solely for purposes of making the allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which the Company receives notice of such Transfer. If the Company does not receive a notice stating the date the Interest was transferred and such other information as the Company may reasonably require within thirty days after the end of the Fiscal Year during which the transfer occurs, then all of such items shall be allocated, and all distributions shall be made to the Person, who, according to the books and records of the Company on the last day of the Fiscal Year during which the Transfer occurs, was the owner of the Interest. Neither the Company nor any Director shall incur any liability for making allocations and distributions in accordance with the provisions of this Section, whether or not such Person had knowledge of any Transfer of ownership of any Interest.

SECTION 7.5.

Optional Purchase of Units; Co-Sale Right.

(a)

Grant of Option. Upon the occurrence of an Optional Purchase Event (defined below), Innventure, first, followed by the Company, second, shall have successive options to purchase all, but not less than all, of the Person’s Interest pursuant to the terms and conditions set forth in this Agreement; provided, however, that if the Optional Purchase Event is a proposed Transfer of only a portion of the Person’s Interest, the Company’s and Innventure’s options shall apply only to the portion of the Interest that is proposed to be Transferred. Upon the occurrence of an Optional Purchase Event, the Person with respect to whom the Optional Purchase Event has occurred shall immediately deliver the Transfer Notice to the Company and to Innventure, which notice shall describe the Optional Purchase Event. If the Person with respect to whom the Optional Purchase Event has occurred does not provide the Transfer Notice, and if the Company determines that Optional Purchase Event has occurred, then the Company shall provide to Innventure the notice that should have been sent by the Person with respect to whom the Optional Purchase event has occurred. For purposes of this Agreement, the term “Optional Purchase Event” shall mean a proposed Transfer of an Interest (unless such Transfer is to a Permitted Transferee of the transferor Member).

(i)       Proposed Transfer for Consideration. If the Optional Purchase Event is a proposed Transfer of an Interest for cash, indebtedness, property or other consideration, then the Company’s and Innventure’s successive options shall be to purchase the Interest for cash plus the fair market value of the other consideration (if any) proposed to be received in exchange for the Transfer of the Interest, payable at the closing described below, and pursuant to all of the other terms and conditions of the proposed Transfer. If the consideration includes any indebtedness, property or other noncash consideration, fair market value of such consideration shall be determined pursuant to the Appraisal Exhibit.

(ii)      Other Optional Purchase Events. If the Optional Purchase Event is a proposed Transfer other than for cash, indebtedness, property or other consideration, then the successive options shall be for a purchase price equal to, unless otherwise agreed to by the transferring Person and the purchaser (i) the fair market value of such Interest as of the last day of the calendar month immediately prior to the occurrence of the Optional Purchase Event (the “Valuation Date”) determined pursuant to the Appraisal Exhibit, plus (ii) interest at the Prime Rate on the amount determined under clause (i) from the Valuation Date to the closing date, compounded monthly, reduced by (iii) any distributions with respect to such Interest from the Valuation Date through the closing.

(iii)     Exercise of Option. In order to exercise the option pursuant to this Section 7.5(a), Innventure shall provide written notice of exercise of the option to the transferring Person and to the Company not later than fifteen (15) days following the date of the giving of the Transfer Notice, and such exercise notice shall specify whether Innventure will purchase all or less than all of the Interest offered. Any portion of the Interest remaining after Innventure’s exercise or non-exercise of its foregoing rights may be acquired by the Company by giving written notice to the transferring Person within ten (10) days following the expiration of the foregoing period(s) for exercise by Innventure. A failure by the Company or Innventure to give any notice within the applicable period shall be deemed to be a notice of nonexercise. Any party with an option to purchase an Interest pursuant to this Article may waive its option at any time by notice of such waiver to the owner of the Interest and to the Company. Within two (2) business days following the expiration of the foregoing periods, the Company shall give notice (the “Remaining Interest Notice”) to the Transferring Person and Innventure whether there remain any Units not to be acquired by Innventure or the Company pursuant to the exercise of the options described in this Section 7.5(a) (a “Remaining Interest”), in which case the provisions of Section 7.5(b) shall apply.

(b)

Right of Co-Sale. If there is any Remaining Interest, the transferring Person shall, within five (5) days following its receipt of the Remaining Interest Notice, confirm in writing to the Company and to Innventure the transferring Person’s bona fide intention to sell or transfer the Remaining Interest to the third-party described in the Transfer Notice (the “Reconfirmation Notice”). Innventure may give notice in writing to the transferring Person within ten (10) days following the giving of the Reconfirmation Notice that it will sell a pro rata portion of Units to such third party. In the event Innventure exercises its right of co-sale hereunder, the transferring Person shall assign so much of its interest in the proposed agreement of sale as Innventure shall be entitled to and shall request hereunder, and Innventure shall assume such part of the obligations of the Selling Unitholder under such agreement as shall relate to the sale of Units by Innventure. The transferring Person and Innventure shall be entitled to sell to the third-person a number of Units as is equal to the product of (X) the number of Units in the Remaining Interest and (Y) a fraction, the numerator of which shall be the number of Units owned by the transferring Person or Innventure (as the case may be) and the denominator of which shall be the aggregate number of Units then held by the transferring Person and Innventure. A failure by Innventure to give any notice within the applicable period shall be deemed to be a notice of nonexercise.

(c)

Failure to Exercise Options. If Persons with options under this Section shall fail to exercise their options to purchase such Interest or to co-sell with such Interest within the applicable periods, or in the event the purchaser(s) shall fail to tender the required consideration at the closing referred to below, then the Person with respect to whom the Optional Purchase Event has occurred may transfer the Interest to the Person upon the terms and price specified in the Transfer Notice, but only if such Transfer is consummated within ninety (90) days after the expiration or withdrawal of the last option, or the failure to tender the consideration if applicable; provided, however, that such Transfer shall comply with the other provisions of this Agreement and provided the holder of such transferred Interest shall be a mere assignee and shall not become a Member unless admitted as such pursuant to the terms of the Agreement. If the subject Interest is not so transferred within the applicable period, the Interest shall again become subject to all of the terms and conditions of the Agreement and may not thereafter be transferred except in the manner and on the terms herein provided. In the event the Company or Innventure exercises an option hereunder, but fails to tender the required consideration at the closing, in addition to being entitled to complete the proposed transaction, the Person with respect to whom the Optional Purchase Event has occurred shall have all rights and remedies against the Company or Innventure available for breach of contract.

SECTION 7.6.

Closing of Purchase of Interests; Payment of Purchase Price. The closing of the purchase of any Interests pursuant to Section 7.5 shall occur at the offices of the Company within thirty (30) days (on such business date as determined by the Board) after (a) the expiration of the last option as set forth in the preceding Section, or (b) if the procedures in the Appraisal Exhibit are applicable, the determination of fair market value pursuant to the Appraisal Exhibit. At the closing, the selling Member shall deliver to the purchaser(s) an executed assignment of the subject Interest satisfactory in form to counsel for the Company, and the purchaser(s) shall deliver the purchase price as provided below to the transferring Person. The selling Person and the purchaser(s) each shall execute and deliver such other documents as may reasonably be requested by the other. The purchase price shall be delivered at closing as follows:

(a)

If the purchase of the Interest is as a result of a Transfer to a third party for consideration, the purchase price determined under this Agreement shall be payable on the same basis as the purchase price was to have been paid by the third party.

(b)

If the purchase of the Interest is as a result of any other Optional Purchase Event, the purchase price shall be payable in cash or same day funds at closing.

SECTION 7.7.

Corporate Conversion.

(a)

In General. It is the express intention and understanding of the Members at the time of their execution of this Agreement, or a joinder agreement hereto, that upon the determination at any time by the Board that it is in the best interests of the Company that it be converted into a corporation the Company shall be converted into a corporation in the manner set forth herein by the action of the Board and Members holding at least seventy percent (70%) of the Class A Units then outstanding.

(b)

Procedures. Subject to Section 5.2 hereof, upon the determination at any time by the Board that it is in the best interests of the Company that it be converted into a corporation, the Board shall (i) cause the Company to be converted into a corporation pursuant to any appropriate procedure permitted under the Act, and (ii) cause to be executed, delivered and filed the certificate of incorporation of the resulting corporation (including the certificate of designations) and such other instruments and documents as it shall determine to be necessary or appropriate in order to effectuate such conversion or merger (such transaction referred to as a “Corporate Conversion”). In connection with the Corporate Conversion, each holder of outstanding Units (including Class C Units) shall receive one share of voting common stock in the resulting corporation for each Unit of such holder on the date of the Corporate Conversion.

(c)

Board of Directors. In connection with the consummation of a Corporate Conversion the board of directors of the surviving corporation shall initially be the same size and shall have the same composition and shall be subject to the same voting and other rules as the Board.

(d)

Other Rights of Members. In connection with a Corporate Conversion, the Board shall cause the resulting corporation to enter into such agreements as are necessary to provide the Members with rights with respect to such corporation which are substantially similar to the rights of such Members pursuant to this Agreement.

(e)

No Appraisal Rights. The Members shall have no appraisal rights in connection with a Corporate Conversion.

(f)

Other Permitted Ancillary Transactions. In connection with the consummation of a Corporate Conversion, the Board shall have the authority to merge, consolidate or reorganize one or more Subsidiaries with one or more other Subsidiaries or other entities wholly-owned directly or indirectly by the Company or the surviving corporation in the Corporate Conversion.

(g)

Further Assurances. The Board is specifically authorized to take any and all further action, and to execute, deliver and file any and all additional agreements, documents or instruments, as it may determine to be necessary or appropriate in order to effectuate the provisions of this Section 7.7, and each Member hereby agrees to execute, deliver and file any such agreements, documents or instruments or to take such action as may be reasonably requested by the Board for the purpose of effectuating the provisions of this Section 7.7.

(h)

Market Stand-off Agreement. Each Member hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to a firmly-underwritten initial public offering of the Company’s (or any successor’s) securities pursuant to an effective registration statement on Form S-1 (or successor thereto) (the “IPO”) and ending on the date specified by the Company (or any successor thereto) and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company (or its successor in the IPO) held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the equity securities of the Company (or its successor in the IPO), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities of the Company (or its successor in the IPO) or other securities, in cash or otherwise. The foregoing provisions of this Section 7.7(h) shall not apply to the sale of any equity securities to an underwriter pursuant to an underwriting agreement. The underwriters in connection with the IPO are intended third party beneficiaries of this Section 7.7(h) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Member further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 7.7(h) or that are necessary to give further effect thereto. In order to enforce the covenant in this Section 7.7(h) above, the Company may impose stop-transfer instructions with respect to the equity securities of each Member (and transferees and assignees thereof) until the end of such restricted period.

SECTION 7.8.

Limited Power of Attorney. Each Member hereby makes, constitutes and appoints the Chief Executive Officer of the Company, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place, and stead for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record any and all agreements, certificates, instruments, and other documents which such Person may deem reasonably necessary, desirable, or appropriate to allow the Chief Executive Officer to carry out the express provisions of this Agreement including the provisions of Sections 7.7 and 7.9. Each Member authorizes each such attorney-in-fact to take any action necessary or advisable in connection with the foregoing, hereby giving each attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Member might or could do so personally, and hereby ratifies and confirms all that such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof. This power of attorney is a special power of attorney coupled with an interest and is irrevocable, and (i) may be exercised by any such attorney-in-fact by listing the Member executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in- fact for such Member, (ii) shall survive the death, disability, legal incapacity, bankruptcy, insolvency, dissolution, or cessation of existence of a Member and (iii) shall survive the assignment by a Member of the whole or any portion of his Interest.

SECTION 7.9.

Drag Along Rights. Notwithstanding anything to the contrary in this Agreement, if holders of at least a majority of the outstanding Class A Units approve a transaction that would result in the acquisition of the Company by another Person by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation, sale, assignment, transfer distribution or issuance of stock with respect to the Company) and pursuant to such transaction the Members of the Company immediately prior to such transaction will not hold, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving or continuing entity (a “Drag-Along Transaction”), then, upon thirty (30) days’ written notice to the other Members of the Company (the “Drag-Along Notice”), which notice shall include substantially all of the details of the proposed transaction, including the proposed time and place of closing and the estimated aggregate consideration to be received by the Members in such transaction, each Member shall raise no objection to such Drag-Along Transaction and be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party, all of its Interest in the same transaction at the closing thereof (and will deliver such Interest free and clear of all liens, claims, or encumbrances). The proceeds from such Drag-Along Transaction shall be distributed to the Members in proportion to their relative entitlement to distributions pursuant to Section 9.3. Notwithstanding the foregoing, a Member will not be required to comply with this Section 7.9 in connection with any proposed Drag-Along Transaction unless:

(a)

any representations and warranties to be made by such Member (in its capacity as a Member) in connection with the Drag-Along Transaction are limited to representations and warranties related to authority, ownership and the ability to convey title to such Units, including but not limited to representations and warranties that (i) the Member holds all right, title and interest in and to the Units such Member purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Member in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Member have been duly executed by the Member and delivered to the acquirer and are enforceable against the Member in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Member’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b)

the Member shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Drag-Along Transaction, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of any of identical representations, warranties and covenants provided by all Members);

(c)

the liability for indemnification, if any, of such Member in the Drag-Along Transaction and for the inaccuracy of any representations and warranties made by the Company or its Members in connection with such Drag-Along Transaction, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of any of identical representations, warranties and covenants provided by all Members), and is pro rata in proportion to, and, except with respect to claims related to fraud or intentional misrepresentation by such Member, does not exceed, the amount of consideration paid to such Member in connection with such Drag-Along Transaction;

(d)

liability (if any) shall be limited to such Member’s applicable share (determined based on the respective proceeds payable to each Member in connection with such Drag-Along Transaction in accordance with this Agreement) of a negotiated aggregate indemnification amount that applies equally to all Members but that in no event exceeds the amount of consideration otherwise payable to such Member in connection with such Drag-Along Transaction, except with respect to claims related to fraud or intentional misrepresentation by such Member, the liability for which need not be limited as to such Member;

(e)

upon the consummation of the Drag-Along Transaction, each holder of each class or series of the Company’s Units will receive the same form of consideration for their Units of such class as is received by other holders in respect of their Units of such same class or series of Units; and

(g)

subject to clause (e) above, requiring the same form of consideration to be available to the holders of any single class or series of Units, if any holders of any Units are given an option as to the form and amount of consideration to be received as a result of the Drag-Along Transaction, all holders of such Units will be given the same option; provided, however, that nothing in this Section 7.3(g) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s Members.

ARTICLE VIII

CESSATION OF MEMBERSHIP; CERTAIN COVENANTS

SECTION 8.1.

When Membership Ceases. A Person, who is a Member, shall cease to be a Member only upon the Transfer as permitted under this Agreement (including with respect to any unvested Units, a forfeiture) of the Member’s entire Interest. A Member is not entitled to withdraw voluntarily from the Company.

SECTION 8.2.

Deceased, Incompetent or Dissolved Members. The personal representative, executor, administrator, guardian, conservator or other legal representative of a deceased individual Member or of an individual Member who has been adjudicated incompetent may exercise the rights of the Member for the purpose of administration of such deceased Member’s estate or such incompetent Member’s property. The beneficiaries of a deceased Member’s estate may become Members only upon compliance with the conditions of this Agreement. If a Member who is a Person other than an individual is dissolved, the legal representative or successor of such Person may exercise the rights of the Member pending liquidation. The distributees of such Person may become Members only upon compliance with the conditions of this Agreement.

SECTION 8.3.

Consequences of Cessation of Membership. In the event a Person ceases to be a Member as provided in Section 8.1 and Section 8.2 above, such Person (and the Person’s successor in interest) shall continue to be liable for all obligations of the former Member to the Company existing as of the date of such cessation, including any obligation to make Capital Contributions that is explicitly set forth herein, and, with respect to any Interest owned by such successor in interest, shall be an assignee unless admitted as a Member pursuant to Section 7.3. An assignee with respect to an Interest is entitled only to receive distributions and allocations with respect to such Interest as set forth in this Agreement from and after the date of such assignment, and shall have no other rights, benefits or authority of a Member under this Agreement or the Act, including without limitation no right to receive notices to which Members are entitled under this Agreement, no right to vote, no right to inspect the books or records of the Company, no right to bring derivative actions on behalf of the Company, no right to designate members of the Board, no right to purchase additional Interests, and no other rights of a Member under the Act or this Agreement; provided, however, that the Interest of an assignee shall be subject to all of the restrictions, obligations (including any obligation to make Capital Contributions) and limitations under this Agreement and the Act, including without limitation the restrictions on transfer of Interests contained in this Agreement.

ARTICLE IX

DISSOLUTION, WINDING UP AND LIQUIDATING DISTRIBUTIONS

SECTION 9.1.

Dissolution Triggers. The Company shall dissolve upon the first occurrence of the following events:

(a)

The determination by the Board, subject to Section 5.2 hereof, that the Company should be dissolved;

(b)

The entry of a decree of judicial dissolution or the administrative dissolution of the Company as provided in the Act; or

(c)

A sale of all or substantially all of the assets of the Company.

SECTION 9.2.

Winding Up. Upon a dissolution of the Company, the Board, or, if there is no Board, a court appointed liquidating trustee, shall take full account of the Company’s assets and liabilities and wind up the affairs of the Company as described in this Article IX. The Persons charged with winding up the Company shall settle and close the Company’s business, and dispose of and convey the Company’s noncash assets as promptly as reasonably possible following dissolution as is consistent with obtaining the fair market value for the Company’s assets.

SECTION 9.3.

Liquidating Distributions. Following dissolution, the Company’s noncash assets not otherwise to be distributed to the Members in liquidation as provided in Section 9.2 above, the Company’s cash, the proceeds, if any, from the disposition of the Company’s noncash assets and those noncash assets to be distributed to the Members, shall be distributed in the following order:

(a)

To the Company’s creditors, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company;

(b)

To the Members who are creditors whose claims are not satisfied by distributions pursuant to the preceding subsection;

(c)

The balance, if any, to the Members in accordance with Section 3.2 above.

To the extent that the credit balances in the Capital Accounts, after adjusting the Capital Accounts for all allocations of Profits and Losses and all Regulatory Allocations and all distributions other than liquidating distributions pursuant to subsection (c) above (the “Tentative Liquidation Capital Account”) do not equal the amounts to be distributed pursuant to subsection (c) above, then any provision in this Agreement to the contrary notwithstanding the Company shall allocate gross income or gross deductions for its last Fiscal Year to the extent necessary in order that the Tentative Liquidation Capital Accounts equal the distributions to be made to the Members pursuant to subsection (c) above; and to the extent such gross income or gross deductions are not sufficient, shall allocate gross income or gross deductions for the next preceding Fiscal Year to the extent necessary in order that the Capital Accounts equal such distributions; and to the extent such gross income or gross deductions are not sufficient, shall allocate gross income or gross deductions for the second preceding Fiscal Year, and so forth, with respect to all Company taxable years for which an amended return can be timely filed, to the extent necessary to cause the Tentative Liquidation Capital Accounts to equal the amount of distribution hereunder.

In the event of liquidating distributions of property other than cash, the amount of the distribution shall be the Agreed Value of the property distributed as of the date of distribution. In the event of a Change of Control Transaction, the Agreed Value of any property to be distributed shall be determined by the Board by taking into account the fair market value of the Company implied in any such transaction.

Distributions pursuant to this Section 9.3 may be made to a trust established by the Members or the Company for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the trustee of the liquidating trust, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

ARTICLE X

BOOKS AND RECORDS

SECTION 10.1.

Books and Records. The Company shall keep adequate books and records at its principal place of business, which shall set forth an accurate account of all transactions of the Company as well as the other information required by the Act.

SECTION 10.2.

Taxable Year. The Company shall use the Fiscal Year as its taxable year.

SECTION 10.3.

Tax Information; Reports.

(a)

Tax Information. Tax information necessary to enable each Member to prepare its state, federal, local and foreign income tax returns shall be delivered to each Member within seventy-five days of the end of each Fiscal Year.

ARTICLE XI

COVENANTS OF MEMBERS

SECTION 11.1.

Non-Competition. During the Restricted Period, each Member shall not, directly or indirectly, in any manner, anywhere in the Applicable Area (whether on such Member’s own account, or as an employee, director, consultant, contractor, agent, partner, manager, joint venturer, owner, operator or officer of any other Person, or in any other capacity) engage in the Business, or own any interest in, manage, control, provide financing to, participate in (whether as an owner, operator, manager, consultant, officer, director, employee, investor, agent, representative or otherwise), or be employed by, consult with or provide services to any competitive business or assist any Person in doing any of the foregoing. Nothing in this Section 11.1 will prohibit (a) a Member from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as the Member has no active participation in the business of such corporation.

SECTION 11.2.

Non-Solicitation of Employees. During the Restricted Period, each Member shall not, directly or indirectly, in any manner (whether on such Member’s own account, or as an employee, director, consultant, contractor, agent, partner, manager, joint venturer, owner, operator or officer of any other Person, or in any other capacity): (i) recruit, solicit or otherwise attempt to employ or retain, or enter into any business relationship with, any current or former employee of or consultant to any of the Group Entities, (ii) hire or engage or otherwise retain or enter into any business relationship with, any current or former employee of or consultant to any of the Group Entities, or (iii) induce or attempt to induce any current or former employee of, or consultant to, any of the Group Entities, to leave the employ of such Group Entity, or in any way interfere with the relationship between any of the Group Entities and any their employees or consultants; provided, however that a Member may recruit, hire or engage former employees and consultants to the Group Entities after such former employees or consultants have ceased to be employed or otherwise engaged by any Group Entity for a period of at least 12 months.

SECTION 11.3.

Non-Solicitation of Customers. During the Restricted Period, each Member shall not, directly or indirectly, in any manner, anywhere in the Applicable Area (whether on such Member’s own account, or as an employee, director, consultant, contractor, agent, partner, manager, joint venturer, owner, operator or officer of any other Person, or in any other capacity), solicit, service, contact, divert, take away or interfere with, or aid in the solicitation, servicing, contacting, diverting, taking away or interfering with, any customer of any Group Entity for the purpose of (i) performing services in competition with any of the Group Entities, (ii) procuring any investment from any such customer of any Group Entity or any opportunity to invest in any such customer of any Group Entity, (iii) inducing any such customer of any Group Entity to cancel, transfer, or cease doing business in whole or in part with any of the Group Entities, (iv) inducing any such customer of any Group Entity to do business with any Person in competition with the any of the Group Entities or in any way interfere with its relationship with any of the Group Entities, or (v) engaging in a competitive business. In furtherance of the foregoing, during the Restricted Period, each Member will not otherwise utilize any customer of any Group Entity for such Member’s benefit or for the benefit of such Member’s Affiliates if any such benefit would result in a cost, expense or detriment to any of the Group Entities.

SECTION 11.4.

Non-Disparagement. During the Restricted Period, each Member shall refrain from, directly or indirectly, making disparaging, negative or other similar remarks concerning any Group Entity, or any of their respective Affiliates or any employee, manager or consultant thereof to any third party.

SECTION 11.5.

Enforcement. If, at the time of enforcement of any provision of Section 11.1, Section 11.2, Section 11.3 or Section 11.4 (the “Restrictive Covenants”), a court shall hold that the duration, scope or area restrictions stated therein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained therein to cover the maximum period, scope and area permitted by law. Because each Member has access to proprietary information and confidential information of the Group Entities, the parties hereto agree that money damages would not be an adequate remedy for any breach of any of the Restrictive Covenants. Therefore, in the event of a breach or threatened breach of any of the Restrictive Covenants, the Company or any of its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security and without proving actual damages). In addition, in the event of a breach or violation by any Member of any provision of any of the Restrictive Covenants, the Restricted Period shall be tolled until such breach or violation has been duly cured. The existence of any claim or cause of action by any Member against any Group Entity or any of their Affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company of the provisions of any of the Restrictive Covenants, which will be enforceable notwithstanding the existence of any such breach.

SECTION 11.6.

Further Acknowledgments. Each Member expressly agrees and acknowledges that the restrictions contained in the Restrictive Covenants do not preclude such Member from earning a livelihood, nor do they unreasonably impose limitations on such Member’s ability to earn a living. In addition, each Member agrees and acknowledges that the potential harm to the Company of the non-enforcement of the Restrictive Covenants outweighs any harm to such Member of this enforcement by injunction or otherwise. Each Member acknowledges that such Member has carefully read this Agreement and has given careful consideration to the restraints imposed upon such Member, and is in full accord as to their necessity for the reasonable and proper protection of the confidential information of the Group Entities. Each Member expressly acknowledges and agrees that (a) each and every restriction imposed by this Agreement is reasonable with respect to subject matter and time period and such restrictions are necessary to protect the Company’s interest in, and value of, the Company (including the goodwill inherent therein), and (b) the Company would not have consummated the transactions contemplated herein without the restrictions contained in the Restrictive Covenants. Each Member understands and agrees that the restrictions and covenants contained of the Restrictive Covenants are in addition to, and not in lieu of, any non-competition, non-solicitation or other similar obligations contained in any other agreements between such Member and the Company.

MISCELLANEOUS

SECTION 12.1.

Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page to this Agreement or the Information Exhibit, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 12.1.

SECTION 12.2.

Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members, and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

SECTION 12.3.

Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement. The parties acknowledge that each party to this Agreement, together with such party’s legal counsel, has shared equally in the drafting and construction of this Agreement and, accordingly, no court construing this Agreement shall construe it more strictly against one party hereto than the other.

SECTION 12.4.

Entire Agreement; No Oral Agreements; Amendments to the Agreement. This Agreement (together with its Exhibits) constitutes the entire agreement among the Members with respect to the affairs of the Company and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written. The Company shall have no oral limited liability company agreements. This Agreement may be amended only by a written amendment adopted by the holders of at least seventy percent (70%) of the outstanding Class A Units. Any amendment adopted consistent with the provisions of this Section 12.4 shall be binding on the Members without the necessity of their execution of the amendment or any other instrument. Each Member hereby grants to the Chief Executive Officer, with power of substitution and resubstitution such Member’s power of attorney to execute any amendment otherwise approved in accordance with this Section 12.4 and without the use of such power of attorney, which power of attorney is coupled with an interest, and shall be irrevocable and shall survive the Member’s legal incapacity or Transfer of the Member’s Interest. The Board shall promptly provide copies of all amendments to the Members.

SECTION 12.5.

Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

SECTION 12.6.

Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

SECTION 12.7.

Additional Documents. Each Member, upon the request of the Board, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

SECTION 12.8.

Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

SECTION 12.9.

Governing Law; Consent to Exclusive Jurisdiction; Dispute Resolution. The laws of the State of Delaware shall govern the validity of this Agreement, the construction and interpretation of its terms, and organization and internal affairs of the Company and the limited liability of the Members. Each Member hereby irrevocably consents to the exclusive personal jurisdiction of the courts of the State of Delaware (including the federal courts sitting therein), with respect to matters arising out of or related to this Agreement. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

SECTION 12.10.

Waiver of Action for Partition. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the assets of the Company.

SECTION 12.11.

Counterpart Execution; Electronic Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All fully executed counterparts, whether original executions or electronic executions or a combination, shall be construed together and shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 12.12.

Tax Matters Member. Innventure shall have all power and authority with respect to the Company and its Members as a “partnership representative”, would have with respect to a partnership and its partners under the Code and in any similar capacity under state or local law. Innventure shall designate an individual to act as a “designated individual” within the meaning of Treasury Regulation Section 301.6223-1(b)(3) (such person, the “Designated Individual”) for any taxable year or other period (it being understood that a different person can act as a Designated Individual for different years) and, at its sole discretion, replace any person acting as a Designated Individual in accordance with applicable law and to the extent that person properly resigns as a Designated Individual for the year, the Board shall designate the replacement. If the partnership representative is required to appoint a Designated Individual pursuant to Code Section 6223 of the Code and Treasury Regulations thereunder (or any similar or corresponding provision of state or local law) for any taxable year or other period, such Designated Individual shall be subject to this Agreement in the same manner as the partnership representative. Other than Innventure, no Member or other Person can change the person acting as the partnership representative or a Designated Individual for any year; provided that if Innventure resigns as a partnership representative for any year, the Board may appoint its replacement for such year. Each Member hereby consents to such designation and agrees to take any such further action as may be required by the Treasury Regulations or otherwise to effectuate such designation.

SECTION 12.13.

Time of the Essence. Time is of the essence with respect to each and every term and provision of this Agreement.

SECTION 12.14.

Exhibits. The Exhibits to this Agreement, each of which is incorporated by reference, are:

Exhibit A:	Information Exhibit

Exhibit B:	Glossary of Terms

Exhibit C:	Regulatory Allocations Exhibit

Exhibit D:	Appraisal Exhibit

IN WITNESS WHEREOF, the Members have executed this Agreement on the following execution pages, to be effective as of the Effective Date.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

COUNTERPART EXECUTION PAGE
TO THE AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ACCELSIUS HOLDINGS LLC
A DELAWARE LIMITED LIABILITY COMPANY

Innventure LLC

By:	/s/Gregory W. Haskell
Gregory W. Haskell, CEO

Address for Notices:

7800 Shoal Creek Blvd
Suite 120W
Austin, TX 78757

Exhibit A
TO THE AMENDED AND RESTATED
Limited Liability Company Agreement
of
Accelsius Holdings LLC
A Delaware Limited Liability Company

INFORMATION EXHIBIT

As of June 1, 2022

Member	Class A Units	Class C Units	Sharing Percentage
Innventure LLC	7,000,000	0	74.55%
Participants in the Accelsius Holdings LLC Equity Incentive Plan		2,390,000	25.45%
Total	7,000,000	2,390,000	100%

Exhibit B
to the amended and restated
Limited Liability Company Agreement
of
Accelsius Holdings LLC
A Delaware Limited Liability Company

Glossary of Terms

Many of the capitalized words and phrases used in this Agreement are defined below. Some defined terms used in this Agreement are applicable to only a particular Section of this Agreement or an Exhibit and are not listed below, but are defined in the Section or Exhibit in which they are used.

“Accelsius Interest” means any direct interest held by the Company in Accelsius LLC acquired by the Company from capital attributable to the Class A Units or a specific series of New Securities issued by the Company attributable to a single transaction or series of related transactions. The Company may acquire one or multiple Accelsius Interests from capital raised with respect to each series.

“Accelsius-1 Series Allocated Profits” and “Accelsius-1 Series Allocated Losses” for a Fiscal Year or other period means the portions of the Profits or Losses for such period specifically allocated to the Accelsius-1 Series, which shall be determined as follows:

(a)	all amounts of income and sales proceeds received by the Company during such period that the Board determines are directly attributable to the Accelsius Interest assigned to the Accelsius-1 Series; plus

(b)	an amount equal to the Series Percentage of the aggregate amount of income and sales proceeds received by the Company during such period less the amounts of income and sale proceeds described above for the Accelsius-1 Series and all series of New Securities; minus

(c)	all amounts of Company expenses incurred by the Company during such period that the Board determines are directly attributable to the Accelsius Interest assigned to the Accelsius-1 Series; minus

(d)	An amount equal to the Series Percentage of the aggregate amount of the Company expenses.

“Accelsius-1 Series” shall refer to the Class A Units issued to Innventure in exchange for capital utilized to purchase the original Accelsius Interest.

“Act” shall mean the Delaware Limited Liability Company Act, as in effect in Delaware set forth at 6 Delaware Code, Chapter 18, Sections 18-101 through 18-1109 (or any corresponding provisions of succeeding law).

“Adjusted Taxable Operating Income” shall mean the Company’s cumulative items of income or gain less cumulative items of loss or deduction, under the Code, computed from the Effective Date through the date such Adjusted Taxable Operating Income is being computed; provided, however, (i) gain or loss from a Capital Transaction shall be excluded from such computation and (ii) allocations under Treasury Regulation 1.704-3 with respect to Section 704(e) Property shall be disregarded in determining the Adjusted Taxable Operating Income allocable to the Members.

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling ten percent (10%) or more of any class of outstanding equity interests of such Person or of any Person which such Person directly or indirectly owns or controls ten percent (10%) or more of any class of equity interests, (iii) any officer, director, general partner or trustee of such Person, or any Person of which such Person is an officer, director, general partner or trustee, or (iv) any Person who is an officer, director, general partner, trustee or holder of ten percent (10%) or more of the equity interests of any Person described in clauses (i) through (iii) of this sentence.

“Agreed Value” shall mean with respect to any noncash asset of the Company an amount determined and adjusted in accordance with the following provisions:

(a)

The initial Agreed Value of any noncash asset contributed to the capital of the Company by any Member shall be its gross fair market value, as agreed to by the contributing Member and the Company.

(b)

The initial Agreed Value of any noncash asset acquired by the Company other than by contribution by a Member shall be its adjusted basis for federal income tax purpose€(c) The initial Agreed Values of all the Company’s noncash assets, regardless of how those assets were acquired, shall be reduced by depreciation or amortization, as the case may be, determined in accordance with the rules set forth in Treasury Regulations § 1.704-1(b)(2)(iv)(f) and (g).

(d)

The Agreed Values, as reduced by depreciation or amortization, of all noncash assets of the Company, regardless of how those assets were acquired, shall be adjusted from time to time to equal their gross fair market values, as determined by the Board, as of the following times:

(i)	the acquisition of an Interest or an additional Interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution;

(c)

the distribution by the Company of more than a de minimis amount of money or other property as consideration for all or part of an Interest in the Company;

(iii)	the termination of the Company for federal income tax purposes pursuant to Code §708(b)(1)(B).

If, upon the occurrence of one of the events described in (i), (ii) or (iii) above the Board does not set the gross fair market values of the Company’s assets, it shall be deemed that the fair market values of all the Company’s assets equal their respective Agreed Values immediately prior to the occurrence of the event and thus no adjustment to those values shall be made as a result of such event.

“Agreement” shall mean this Limited Liability Company Agreement, as amended from time to time.

“Applicable Area” means (a) worldwide, but if such area is determined by judicial action to be too broad, then it means (b) within North America, Europe and Asia but if such area is determined by judicial action to be too broad, then it means (c) within the North America, but if such area is determined by judicial action to be too broad, then it means (d) within North America, but if such area is determined by judicial action to be too broad, then it means (e) any state within the United States of America in which any Group Entity engaged in the Business, provided services, had customers or actively planned to engage in business, provide services or have customers at any time while the applicable Member owned any Units.

“Appraisal Exhibit” shall mean the Exhibit attached hereto as Exhibit D.

“Board” shall have the meaning set forth in Section 5.1.

“Business” shall have the meaning set forth in Section 1.3.

“Capital Account” shall mean with respect to each Member or assignee an account maintained and adjusted in accordance with the following provisions:

(a)

Each Person holding Class A Units or a series of New Securities shall have separate Capital Accounts for their Accelsius-1 Series and each series of New Securities for purposes of allocating Profits and Losses as provided in this Agreement. Each Person holding a Class C Unit shall have a single Capital Account regardless of when such Interest is obtained.

(b)

Each Person’s Capital Account shall be increased by Person’s Capital Contributions, such Person’s distributive share of Profits, any items in the nature of income or gain that are allocated pursuant to the Regulatory Allocations and the amount of any Company liabilities that are assumed by such Person or that are secured by Company property distributed to such Person.

(c)

Each Person’s Capital Account shall be decreased by the amount of cash and the Agreed Value of any Company property distributed to such Person pursuant to any provision of this Agreement, such Person’s distributive share of Losses, any items in the nature of loss or deduction that are allocated pursuant to the Regulatory Allocations, and the amount of any liabilities of such Person that are assumed by the Company or that are secured by any property contributed by such Person to the Company.

In the event any Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

In the event the Agreed Values of the Company assets are adjusted pursuant to the definition of Agreed Value contained in this Agreement, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate adjustments as if the Company recognized gain or loss equal to the amount of such aggregate adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations § 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations.

“Capital Contribution” shall mean with respect to any Member, the amount of money and the initial Agreed Value of any property contributed to the Company with respect to the Interest of such Member.

“Capital Transaction” shall mean the acquisition by any Person or Persons of all or substantially all (as determined by the Board) of the assets of the Company in one or a series of related transactions.

“Change of Control Transaction” shall be deemed to have been occasioned by, or to have occurred upon, the acquisition of the Company (or its assets) by another Person by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation, sale, assignment, transfer distribution or issuance of Interests or stock with respect to the Company) that results in (a) the Members immediately prior to such transaction not holding, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving or continuing entity or (b) the acquisition by such other Person of all or substantially all of the assets of the Company); provided, however, that a Change of Control Transaction shall not be deemed occasioned by a transaction or series of related transactions consummated by the Company principally for bona fide capital raising purposes and in which equity of the Company is issued in exchange for equity in the Company.

“Class A Units” shall have the meaning set forth in Section 2.5.

“Class C Participation” shall mean as of the end of the Fiscal Year or other period, the outstanding number of Class C Units divided by the aggregate amount of all outstanding units (including the Class A Units and any subsequently issued New Securities).

“Class C Units” shall have the meaning set forth in Section 2.5.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law.

“Combined Effective Marginal Tax Rate” shall mean the highest single combined rate (expressed as a percentage) of United States federal, state and local income taxation that would be applicable to any Member as of the last day of each Tax Estimation Period on the type of income (whether ordinary or capital) allocated to the Members, without giving effect to any limitation on the deductibility of state and local taxes and other itemized deductions in computing United States federal taxable income and assuming that such Member is subject to the highest United States federal and highest state and local marginal income tax rates (whether ordinary or capital) applicable to such Member on all income allocated by the Company, all as determined by the Board in good faith.

“Corporate Conversion” shall have the meaning set forth in Section 7.7.

“Default Rate” shall mean a per annum rate of interest equal to the greater of (i) Prime Rate plus 500 basis points or (ii) 18%, but in no event greater than the amount of interest that may be charged and collected under applicable law.

“Designated Individual” shall have the meaning set forth in Section 12.12.

“Directors” shall mean those persons elected or designated to serve on the Board.

“Distribution Threshold” shall have the meaning set forth in Section 3.3.

Distribution Threshold Unit” shall have the meaning set forth in Section 3.3.

“Effective Date” shall mean the date set forth in the first paragraph of this Agreement.

“Event of Bankruptcy” shall mean, with respect to any Person, the occurrence any of the following events:

(a)

Making an assignment for the benefit of creditors;

(b)

Filing a voluntary petition in bankruptcy;

(c)

Being adjudged bankrupt or insolvent or having entered against such Person an order for relief in any bankruptcy or insolvency proceeding;

(d)

Filing a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation(e) Seeking, consenting to, or acquiescing in, the appointment of a trustee or receiver or liquidator of the Person or of all or any substantial part of his properties;

(f)

Filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in any proceeding described in this subdivision; or

(g)

The continuation of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, for 120 days after the commencement thereof or the appointment of a trustee, receiver, or liquidator for the Person or all or any substantial part of the Person’s properties without the Person’s agreement or acquiescence, which appointment is not vacated or stayed for 120 days or, if the appointment is stayed, for 120 days after the expiration of the stay during which period the appointment is not vacated.

“Family Group” means an individual’s spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such individual or such individual’s spouse and/or descendants that is and remains solely for the benefit of such individual and/or such individual’s spouse and/or descendants and any retirement plan for such individual.

“Fiscal Year” shall mean, with respect to the first year of the Company, the period beginning upon the formation of the Company and ending on the nearest December 31, and with respect to subsequent years of the Company the calendar year and, with respect to the last year of the Company, the portion of the calendar year ending with the date of the final liquidating distributions.

“Group Entities” means the Company and its current and future Subsidiaries.

“Glossary of Terms” shall mean the glossary of terms attached hereto as Exhibit B.

“Information Exhibit” shall mean the Information Exhibit attached hereto as Exhibit A.

“Innventure” shall meaning Innventure LLC, a Delaware limited liability company.

“Interest” shall mean all of the rights of each Member or assignee with respect to the Company created under this Agreement or under the Act.

“IPO” shall mean an underwritten initial public offering of equity interests in the Company or its successor entity pursuant to a registration statement filed in accordance with the Securities Act.

“Company’’ shall mean the limited liability company formed upon the filing of the Certificate of Formation.

“Members” shall refer collectively to the Persons listed on the Information Exhibit as holders of Units until such Persons have ceased to be Members under the terms of this Agreement.

“Member” means any one of the Members.

“New Securities Allocated Profits” and “New Securities Allocated Losses” relating to a specific series for a Fiscal Year or other period means the portions of the Profits or Losses for such period specifically allocated to such series of New Securities, which shall be determined as follows:

(a)	all amounts of income and sales proceeds received by the Company during such period that the Board determines are directly attributable to the Accelsius Interest assigned to such series; plus

(b)	an amount equal to the series’ New Securities Series Percentage of the aggregate amount of income and sales proceeds received by the Company during such period less the amounts of income and sale proceeds described above for all series (including the Accelsius-1 Series); minus

(c)	all amounts of Company expenses incurred by the Company during such period that the Board determines are directly attributable to the Accelsius Interests assigned to such series; minus

(d)	An amount equal to the series’ New Securities Percentage of the aggregate amount of the Company expenses less the amount of expenses described in (c) above for all series (including the Accelsius-1 Series).

“Officers” shall mean the Officers of the Company as designated by the Board. “Officer” means any one of the Officers.

“Optional Purchase Event” shall have the meaning set forth in Section 7.5(a).

“Permitted Transferee” shall mean: (A) with respect to a Member who is a natural person, upon the death of such natural person, (i) his or her Family Group or (ii) to a trust or trustee of a trust or trusts held solely for the benefit of a member of his or her Family Group; and (B) with respect to a Member that is a partnership, limited liability company, corporation, Persons who are owners of the equity interests in such entity.

“Person” shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

“Prime Rate” as of a particular date shall mean the prime rate of interest as published on that date in the Wall Street Journal, and generally defined therein as “the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.” If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal was published.

“Profits Interest” means a Unit issued in exchange for services that has a liquidation value of zero when issued, as determined consistent with “profits interests” as that term is defined in Internal Revenue Service Revenue Procedure 93-27, 1993-2 CB 343 or any subsequent rulings or regulations.

“Profits and Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code §703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code § 703(a(a)(l) shall be included in taxable income or loss), with the following adjustments:

(a)

Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)

Any expenditures of the Company described in Code § 705(a)(2)(B) or treated as Code § 705(a)(2)(B) expenditures pursuant to Treasury Regulations § 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c)

Gain or loss resulting from dispositions of Company assets shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value.

“Regulatory Allocations” shall mean those allocations of items of Company income, gain, loss or deduction set forth on the Regulatory Allocations Exhibit and designed to enable the Company to comply with the alternate test for economic effect prescribed in Treasury Regulations § 1.704-1(b)(2)(ii)(d), and the safe-harbor rules for allocations attributable to nonrecourse liabilities prescribed in Treasury Regulations § 1.704-2.

“Regulatory Allocations Exhibit” shall mean the Exhibit attached hereto as Exhibit C. “Restrictive Covenants” shall have the meaning set forth in Section 11.5.

“Restricted Period” means the period during which a Member or any of its Permitted Transferees holds any Units; provided, however, that, with respect to any Member (a) who is no longer either a Director, Officer or an employee, manager, director, consultant or independent contractor of any Group Entity, (b) whose employment or engagement was not terminated by a Group Entity for cause, as determined by the Board, nor with respect to whom a cause event occurred during such employment or engagement (regardless of whether such event resulted in the termination of such Person), (c) who did not resign from any Group Entity other than upon retirement, and (d) who has neither violated nor permitted any Affiliate thereof to violate any Restrictive Covenants or any other noncompetition, non-solicitation, confidentiality or non-disparagement obligation owed to any Group Entity, the “Restricted Period” of such Member for purposes of Section 11.1 shall terminate on the second anniversary of the date on which such Member’s employment or engagement with the Group Entities was terminated.

“Section 704(c) Property” shall have the meaning ascribed such term in Treasury Regulation § 1.704-3(a)(3) and shall include assets treated as Section 704(c) property by virtue of Treasury Regulation § 704-1(b)(2)(iv)(f).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series Percentage” for a Fiscal Year or other period means (x) the aggregate amount of all Capital Accounts as of the last day of such period with respect to Members holding units in that Series (including the Accelsius-1 Series) divided by the aggregate amount of all Capital Accounts in the Company as of the last day of such period.

“Sharing Percentage” shall mean, in the case of each Member, a fraction (expressed as a percentage) obtained by dividing each Capital Account by the aggregate Capital Accounts for all members. If a Member has more than one Capital Account, then the fraction shall be obtained by dividing the aggregate Capital Accounts for such Member by the aggregate Capital Accounts for all members.

“Subsidiary(ies)” shall mean, with respect to the Company, any corporation, limited partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

“Tax Estimation Period” shall mean (i) January, February and March (ii) April and May, (iii) June, July and August, and (iv) September, October, November and December of each year during the term of the Company, or other periods for which estimates of individual federal income tax liability are required to be made under the Code, provided, the Company’s first Tax Estimation Period shall begin on the Effective Date of this Agreement.

“Transfer” shall mean any sale, assignment, transfer, conveyance, pledge, hypothecation, or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration, or otherwise (including, without limitation, by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process) of all or any portion of any Interest.

“Transfer Notice” shall mean the written notice given to the Company and, in turn by the Company to Innventure of all details of any proposed Transfer of any Interest including the name of the proposed Transferee, the date of the proposed Transfer, the portion of the Member’s Interest to be transferred, the price or other consideration, if any, to be received, and a complete description of all noncash consideration to be received.

“Treasury Regulations” shall mean the final and temporary Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unreturned Capital” of any Member on any date shall be equal to the excess, if any of (a) the aggregate Capital Contributions of such Member as of such date pursuant to Section 2.1 and 2.2, plus the amount of Profits over Losses allocated to such Member pursuant to Section 4.1, over the (b) aggregate distributions to such Member pursuant to Sections 3.1 and 3.2, hereof as of such date.

“Units” represent the basis on which the Interests are denominated and basis on which the Members’ relative rights, privileges, preferences and obligations are determined under this Agreement and the Act, and the total number and class of Units attributed to each Member shall be the number recorded on the Information Exhibit as of the relevant time.

“Valuation Date” shall have the meaning set forth in Section 7.5(a).

“Voting Member” shall have the meaning set forth in Section 2.6.

“Voting Units” shall mean the Class A Units.

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Exhibit C
to the amended and restated
Limited Liability Company Agreement
of
Accelsius Holdings LLC
A Delaware Limited Liability Company

Regulatory Allocations

This Exhibit contains special rules for the allocation of items of Company income, gain, loss and deduction that override the basic allocations of Profits and Losses in Section 4.1 of the Agreement to the extent necessary to cause the overall allocations of items of Company income, gain, loss and deduction to have substantial economic effect pursuant to Treasury Regulations §1.704-1(b) and shall be interpreted in light of that purpose. Subsection (a) below contains special technical definitions. Subsections (b) through (h) contain the Regulatory Allocations themselves. Subsections (i), (j) and (k) are special rules applicable in applying the Regulatory Allocations.

(a)

Definitions Applicable to Regulatory Allocations. For purposes of the Agreement, the following terms shall have the meanings indicated:

(i)

“Adjusted Capital Account” means, with respect to any Member or assignee, such Person’s Capital Account (as defined below) as of the end of the relevant Fiscal Year increased by any amounts which such Person is obligated to restore, or is deemed to be obligated to restore pursuant to the next to last sentences of Treasury Regulations §1.704-2(g)(1) (share of minimum gain) and 1.704-2(i)(5) (share of Member Nonrecourse Debt Minimum Gain).

(ii)

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations §1.704-2(d) and is generally the aggregate gain the Company would realize if it disposed of its property subject to Nonrecourse Liabilities in full satisfaction of each such liability, with such other modifications as provided in Treasury Regulations §1.704-2(d). In the case of Nonrecourse Liabilities for which the creditor’s recourse is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company’s assets using any reasonable basis selected by the Board.

(iii)

“Member Nonrecourse Debt” means any LLC liability with respect to which one or more but not all of the Members or related Persons to one or more but not all of the Members bears the economic risk of loss within the meaning of Treasury Regulations §1.752-2 as a guarantor, lender or otherwise.

(iv)

“Member Nonrecourse Deductions” shall mean losses, deductions or Code §705(a)(2)(B) expenditures attributable to Member Nonrecourse Debt under the general principles applicable to “partner nonrecourse deductions” set forth in Treasury Regulations §1.704-2(i)(2).

(v)

“Member Nonrecourse Debt Minimum Gain” shall mean the minimum gain attributable to Member Nonrecourse Debt as determined pursuant to Treasury Regulations §1.704-2(i)(3). In the case of Member Nonrecourse Debt for which the creditor’s recourse against the Company is not limited to particular assets of the Company, until such time as there is regulatory guidance on the determination of minimum gain with respect to such liabilities, all such liabilities of the Company shall be treated as a single liability and allocated to the Company’s assets using any reasonable basis selected by the Board.

(vi)

“Nonrecourse Deductions” shall mean losses, deductions, or Code §705(a)(2)(B) expenditures attributable to Nonrecourse Liabilities (see Treasury Regulations §1.704-2(b)(1)). The amount of Nonrecourse Deductions for a Fiscal Year shall be determined pursuant to Treasury Regulations §1.704-2(c), and shall generally equal the net increase, if any, in the amount of Company Minimum Gain for that taxable year, determined generally according to the provisions of Treasury Regulations § 1.704-2(d), reduced (but not below zero) by the aggregate distributions during the year of proceeds of Nonrecourse Liabilities that are allocable to an increase in Company Minimum Gain, with such other modifications as provided in Treasury Regulations § 1.704- 2(c).

(vii)

“Nonrecourse Liability” means any Company liability (or portion thereof) for which no Member bears the economic risk of loss under Treasury Regulations § 1.752-2.

(viii)

“Regulatory Allocations” shall mean allocations of Nonrecourse Deductions provided in Paragraph (b) below, allocations of Member Nonrecourse Deductions provided in Paragraph (c) below, the minimum gain chargeback provided in Paragraph (d) below, the Member Nonrecourse Debt Minimum Gain chargeback provided in Paragraph (e) below, the qualified income offset provided in Paragraph (f) below, the gross income allocation provided in Paragraph (g) below, and the curative allocations provided in Paragraph (h) below.

(b)

Nonrecourse Deductions. All Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in accordance with their respective Sharing Percentages during such Fiscal Year.

(c)

Member Nonrecourse Deductions. All Member Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss under Treasury Regulations § 1.752-2 with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

(d)

Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for a Fiscal Year, each Member shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of such net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations §1.704-2(g)(2) and the definition of Company Minimum Gain set forth above. This provision is intended to comply with the minimum gain chargeback requirement in Treasury Regulations §1.704-2(f) and shall be interpreted consistently therewith.

(e)

Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt for any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt as of the beginning of the Fiscal Year, determined in accordance with Treasury Regulations § 1.704-2(i)(5), shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations §§1.704-2(i)(4) and (5) and the definition of Member Nonrecourse Debt Minimum Gain set forth above. This Paragraph is intended to comply with the Member Nonrecourse Debt Minimum Gain Chargeback requirement in Treasury Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.

(f)

Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations §§1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit in such Member’s Capital Account created or increased by such adjustments, allocations or distributions as quickly as possible.

(g)

Gross Income Allocation. In the event any Member has a deficit in its Capital Account at the end of any Fiscal Year, each such Member shall be allocated a pro rata portion of each item of Company gross income and gain, in the amount of such Capital Account deficit, as quickly as possible.

(h)

Curative Allocations. When allocating Profits and Losses under Section 4.1 and 4.2, such allocations shall be made so as to offset any prior allocations of gross income under Paragraph (g) above to the greatest extent possible so that overall allocations of Profits and Losses shall be made as if no such allocations of gross income occurred.

(i)

Ordering. The allocations in this Exhibit to the extent they apply shall be made before the allocations of Profits and Losses under Section 4.1 and 4.2 and in the order in which they appear above in subparagraphs (b) through (h).

(j)

Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code §734(b) or Code §743(b) is required, pursuant to Treasury Regulations § 1.704- 1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

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Exhibit D
to the amended and restated
Limited Liability Company Agreement
of
Accelsius Holdings LLC
A Delaware Limited Liability Company

Appraisal Exhibit

1.

General Procedures.

(a)

In the event an Optional Purchase Event has occurred with respect to a Member and it is necessary to determine the fair market value of any consideration proposed to be received in connection with such Optional Purchase Event, such fair market value will be determined pursuant to this Exhibit D.

(b)

The fair market value shall be determined by mutual agreement of the Board and either the Member with respect to whom an Optional Purchase Event has occurred (such Person(s) referred to as the “Transferring Party”) (which determination shall be final and binding on the parties hereto); however, if they do not agree on the fair market value within 10 days after notice is given by one of them to the other of a request for determination of fair market value, the fair market value shall be determined in accordance with the following provisions of this Exhibit.

(c)

The Transferring Party and the Company shall jointly select a Qualified Appraiser (as defined below). If the parties so jointly select a Qualified Appraiser, the appraiser so selected shall promptly determine the fair market value of the Interest or the assets in question, which determination shall be final and binding on the parties hereto. If they fail to jointly select a Qualified Appraiser within ten days after a request by either party to make the joint selection, the Transferring Party and the Company shall each select one Qualified Appraiser. If either party fails to name a Qualified Appraiser within ten days after the notice by the other party that the other party has selected a Qualified Appraiser (such notice to contain the name of such appraiser), the Qualified Appraiser which has been timely selected shall be instructed to promptly determine the fair market value of the Interest or the assets in question, which determination shall be final and binding on the parties hereto. If two Qualified Appraisers have been timely selected, they shall be instructed to promptly determine, independently of the other, the fair market value of the Interest or the assets in question.

(d)

If two Qualified Appraisers are selected and either appraiser fails, within 30 days after the first appraiser delivers its report to the Transferring Party and the Company to deliver a report to the Transferring Party and the Company containing the fair market value of the Interest or the assets in question as determined by such appraiser, the determination of the fair market value of the Interest or the assets in question of the appraiser who has delivered his report to the Transferring Party and the Company shall be determinative of the fair market value of the Interest or the assets in question and shall be final and binding on the parties hereto.

(e)

If two Qualified Appraisers are selected, both appraisals are delivered within the 30-day period described above, and the difference between the two amounts of their determinations of the fair market value of the Interest or the assets in question does not exceed 10% of the greater of such amounts, then the fair market value of the Interest or the assets in question shall be the average of the fair market value of the Interest or the assets in question as determined by each of the two appraisers.

(f)

If two Qualified Appraisers are selected, both appraisals are delivered within the 30-day period described above, and the difference between the two amounts so determined exceeds 10% of the greater of such amounts, then such two appraisers shall select a third Qualified Appraiser who shall determine the fair market value of the Interest or the assets in question. Of the three appraisals, the appraisal which differs most in terms of dollar amount from the average of the three appraisals shall be excluded and the average of the remaining two appraisals shall be final and binding upon the parties hereto.

(g)

In the event that a third Qualified Appraiser is to be selected and the original two appraisers fail to agree on the selection of the third Qualified Appraiser within ten days after notice to both appraisers of the need for a third appraiser, the third Qualified Appraiser shall be designated by the Chief Judge of the District Court of the United States sitting in Nashville, Tennessee, acting as an individual, whose determination shall be binding upon the parties. The Transferring Party and the Company shall have the right to submit such data and memoranda to each of the appraisers) in support of their respective positions as they may deem necessary or appropriate. The determination of the fair market value of the Interest or the assets in question by the Qualified Appraisers) in accordance with the foregoing provisions shall be final and binding upon all parties.

2.

Qualifications of Appraisers.

(a)

Each appraiser to be appointed pursuant to the appraisal procedures of this Exhibit shall (i) be an investment banking firm of national or regional reputation, (ii) not have any bias or financial or personal interest in the Company or any past or present relationship with the parties to this Agreement or any of their Affiliates, and (iii) have experience in valuing businesses or assets to be valued, as applicable, which, to the extent possible, are similar in character to the Company (each a “Qualified Appraiser”).

(b)

Any determination of fair market value shall be based upon the terms and conditions of this Agreement, and under no circumstances shall the Qualified Appraisers) appointed pursuant to this Exhibit add to, modify, disregard or change any of the provisions of this Agreement, and the jurisdiction and scope of such Qualified Appraisers shall be limited accordingly. Each party shall give prompt written notice to the other of the appointment of a Qualified Appraiser under this Exhibit, such notice to identify the Qualified Appraiser.

3.

Assumptions; Appraisal Costs.

(a)

In connection with any determination of the fair market value of an Interest (or any portion thereof), the fair market value of the Interest shall equal the amount that would be received by the owner of such Interest with respect thereto if all of the assets of the Company were sold for cash equal to their fair market value (as determined pursuant to this Exhibit), the Company paid all of its liabilities and liquidated in accordance with this Agreement, in each case, as of the last day of the month immediately prior to the event giving rise to need to determine fair market value.

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(b)

In connection with any determination of the fair market value of the Company assets, such assets the Company shall be valued on a “going concern” basis and without any discounts for such items as illiquidity, lack of voting control, or minority interests.

(c)       The Transferring Party and the Company shall each pay the fees and expenses of the Qualified Appraiser, if any, selected by it and one-half (1/2) of the fees and expenses of the Qualified Appraiser, if any, jointly selected pursuant to this Exhibit.

3

Consent of Board and Voting Member of Accelsius Holdings LLC re: Class A-2 Units
Exhibit A

EXHIBIT C

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Section 2 of the Class A Series 2 Unit Purchase Agreement, dated as of July 19, 2022 (the “Agreement”), between Accelsius Holdings LLC, a Delaware limited liability company (the “Company”) and the Purchasers listed on Schedule A thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Purchasers or their respective counsel.

2

Section 2.10(a)

Agreements; Actions

1.	Technology License Agreement, dated to be effective as of May 27, 2022, by and among Accelsius, Nokia Technologies Oy, a Finnish corporation having an office at Karakaari 7, FI-02610 Espoo, Finland (“Nokia Tech”), Nokia Solutions and Networks Oy, a Finnish corporation having an office at Karakaari 7, FI-02610 Espoo, Finland (“NSN”), and Nokia of America Corporation, a Delaware corporation, with offices located at 600 Mountain Avenue, Murray Hill, NJ 07974, United States.

2.	Patent Purchase Agreement, dated to be effective as of May 27, 2022, by and among Accelsius, Nokia Tech and NSN.

3.	Lease, dated May 23, 2022, by and between Accelsius and Seamless Shoal Creek LLC.

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Section 2.10(b)

Indebtedness

The Company has issued a Convertible Promissory Note, dated to be effective as of June 1, 2022, to Innventure LLC, a Delaware limited liability company, in the amount of $1,035,276.

1